SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549





                                  FORM 8-K





                               CURRENT REPORT





    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                       Date of Report:  March 23, 1995







                            CHAMPION PARTS, INC.

           (Exact name of Registrant as specified in its Charter)









 Illinois                        1-7807                36-2088911

(State or other jurisdiction    (Commission File      (IRS Employer
 of incorporation)               Number)               Identification  No.)



2525 22nd Street, Oak Brook, Illinois                      60521

(Address of principal executive offices)                 (Zip Code)





Registrant's telephone number, including area code:     (708) 573-6600

INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.



	On March 23, 1995, the Registrant entered into a Preferred Stock Purchase Agreement (the "Agreement") with RGP Holdings,
Inc. ("RGP"), an affiliate of Mr. Raymond G. Perelman, a director, the Chairman of the Board of Directors and the beneficial owner of 18.1% of the outstanding Common Shares of the Registrant, pursuant to which Agreement RGP will purchase 1,666,667 shares of the Registrant's newly authorized Series A Redeemable Cumulative Convertible Voting 9% Preferred Shares
(the "Preferred Shares"). The transaction with RGP was approved by a Special Committee of the Board of Directors of the Registrant, composed of all members of the Board of Directors except for management members and Messrs. Perelman and Katz, which was formed on January 17, 1995 to consider Mr. Perelman's proposed investment and other alternatives (the "Special Committee"), and has been approved by the Board of Directors of the Registrant. The terms of the Agreement and the proposed Statement of Resolution establishing and designating the Preferred Shares provide in part as follows:



1. RGP will purchase 1,666,667 Preferred Shares (the "RGP Shares") at a purchase price of $3.00 per share, or an aggregate purchase price of $5,000,001. The sale of the RGP Shares is subject to closing of the transactions contemplated by the Agreement by April 30, 1995.



2. Within 10 days after the closing, the Special Committee will elect (the "Election Date") either (a) for the Registrant to offer to all holders of the Registrant's Common Shares, par value $.10 per share (the "Common Shares"), the right to purchase an aggregate of 2,500,000 Common Shares at a purchase price of $3.00 per Common Share pursuant to a registration statement to be filed with the SEC (the "Rights Offering") or
(b) for the Registrant to convert all of the RGP Shares into 1,666,667 Common Shares at a conversion price of $3.00 per share
(the "Conversion Price").



3. If the Rights Offering is conducted, each holder of the Registrant's Common Shares will receive one purchase right for each Common Share held, which will entitle that holder to purchase 68/100ths of a Common Share. RGP has committed to subscribe for its pro rata portion of Common Shares offered to it in the Rights Offering, based on the number of Common Shares owned by RGP at the time of the Rights Offering. In addition, RGP has agreed to subscribe for such additional Common Shares as may be necessary (in the absence of sufficient subscriptions from other holders) for the total number of Common Shares subscribed for to equal up to 2,500,000 shares, provided that the total number of Common Shares for which RGP is obligated or permitted to subscribe will not exceed 1,666,667 shares. RGP will pay the subscription price for all Common Shares subscribed for, including its subscription for its pro rata share of the Rights Offering, by tendering to the Registrant all or a portion of the RGP Shares, which will be valued for this purpose at $3.00 per share.



4. If the Rights Offering is held, immediately upon completion of the Rights Offering, the Registrant will use the net proceeds therefrom to redeem all of the remaining RGP Shares not tendered for Common Shares, at a per share price equal to $3.00 plus, if the redemption occurs more than 140 days from the Election Date, accrued and unpaid dividends to the date of redemption. If the Rights Offering is not effectuated notwithstanding the Registrant's efforts, the Special Committee may cause the conversion of all of the RGP Shares into Common Shares at the Conversion Price, on or before October 31, 1995.



5. The proposed Statement of Resolution provides that dividends on the Preferred Shares will be paid in Preferred Shares. If the Rights Offering is not consummated and the RGP Shares are not converted, then the RGP Shares will remain outstanding and will be convertible at any time into Common Shares at the Conversion Price, as adjusted by anti-dilution provisions contained in the proposed Statement of Resolution, at the option of the holder. If the Registrant breaches certain of its material agreements in the Agreement, or if the proposed
Statement of Resolution is breached by the Registrant, or if the Executive Committee referred to below is disbanded or its members removed without the prior consent of a majority of the Executive Committee before RGP's nominees constitute a majority of the Registrant's directors (in each case, other than as a result of actions taken or omitted by Mr. Perelman, his business associate Barry Katz or RGP), then the dividend rate will increase to 12% per annum and RGP will have the option to cause the Registrant to redeem the RGP Shares at a redemption price equal to the stated value of $3.00 per share plus accrued and unpaid dividends.



6. In connection with the transaction described above, the Registrant has agreed to certain actions with respect to governance of the Registrant. Effective upon the closing, Mr. Donald Santucci shall resign as President, Chief Executive Officer and director of the Registrant; Mr. Thomas Blashill shall resign as director of the Registrant; Mr. Perelman will be appointed Chief Executive Officer of the Registrant; and an Executive Committee of the Board will be constituted with the maximum authority permitted by law, subject to certain exceptions for transactions in which RGP or Mr. Perelman has an interest. The three members of the Executive Committee will be Mr. Perelman, his business associate Mr. Barry Katz and a member of the Special Committee designated by Mr. Perelman. The Agreement provides that for a period of three years after the closing, RGP has the right to designate a majority of the Registrant's nominees for election to the Board of Directors, subject to certain qualifications, and the remaining directors shall have the right, subject to certain conditions, to nominate persons for the remaining positions on the Board. The holders of the Registrant's Common Shares retain the right to vote cumulatively in the election of directors.



7. During the three-year period following the closing, transactions with the Registrant in which RGP or an affiliate of RGP has an interest of $30,000 or more must be approved in advance by a majority of the directors of a newly-created Interested Transaction Committee, consisting in the first year of all non-RGP nominee directors and in the next year of all of the non-RGP nominee directors and an independent director nominated by RGP. Until such time as RGP's nominees constitute a majority of the Registrant's directors, the Agreement requires RGP's advance consent to most of the Registrant's significant business transactions, including sales or leases of material assets, entering new lines of business, assuming or incurring material amounts of indebtedness, encumbering any material assets, and hiring or firing management employees. In addition, the proposed Statement of Resolution requires the advance consent of a majority of the holders of the Preferred Shares for those actions of the Registrant requiring the consent of RGP under the Agreement, as well as to other significant events such as amending the Registrant's Articles of Incorporation or By-laws, effecting a merger or consolidation involving the Registrant, acquiring capital shares of the Registrant, and issuing securities of the Registrant.



	Consummation of the transaction summarized above is subject to customary closing conditions and to certain additional conditions precedent, including but not limited to the following: the granting of an exception from shareholder approval requirements by the National Association of Securities
Dealers, Inc.; the consent of the Registrant's lender; the extension of the Registrant's loan agreements for a period of not less than ninety days from April 1, 1995; and the execution of a Registration Rights Agreement between the Registrant and RGP. The form of Registration Rights Agreement grants to RGP the right under certain circumstances to have the Common Shares acquired upon conversion registered for sale under federal and state securities laws. It is also a condition to the consummation of the transaction that the Registrant receive at the closing an opinion from Mesirow Financial, Inc. that the transaction is fair to the Registrant and its shareholders from a financial point of view.



	The above summary of the transaction and the terms of the Preferred Stock Purchase Agreement and the proposed Statement of Resolution is necessarily incomplete, and is qualified in its entirety by the Preferred Stock Purchase Agreement, the proposed Statement of Resolution Establishing and Designating the Preferred Shares, and the form of Registration Rights Agreement, which are attached hereto as Exhibits 10(a), 4(a) and 10(b), respectively, and are incorporated herein by reference.





Item 7. Financial Statements and Exhibits.



	Exhibits:



	4(a)            Proposed Statement of Resolution Establishing and
Designating the Rights of Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares of Champion Parts, Inc.



	10(a)           Preferred Stock Purchase Agreement dated March 23, 1995
between the Registrant and RGP Holdings, Inc.



	10(b)           Form of Registration Rights Agreement to be entered into
by the Registrant and RGP Holdings, Inc.

SIGNATURES





	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



				CHAMPION PARTS, INC.







Date:  March 27, 1995   By:     /s/ Donald G. Santucci

					Donald G. Santucci

					President and Chief Executive Officer

EXHIBIT INDEX





Exhibit No.             Description of Exhibit Page



	 4(a)           Proposed Statement of Resolution Establishing and
Designating the Rights of Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares of Champion Parts, Inc.



	10(a)           Preferred Stock Purchase Agreement dated March 23, 1995
between the Registrant and RGP Holdings, Inc.



	10(b)           Form of Registration Rights Agreement to be entered into
by the Registrant and RGP Holdings, Inc.

Exhibit 1.1

STATEMENT OF RESOLUTION ESTABLISHING AND DESIGNATING

THE RIGHTS OF SERIES A REDEEMABLE CUMULATIVE CONVERTIBLE

VOTING 9% PREFERRED SHARES OF CHAMPION PARTS, INC.





	CHAMPION PARTS, INC., an Illinois corporation (the
"Corporation"), DOES HEREBY CERTIFY THAT:

	A. Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation (the
"Articles of Incorporation") and pursuant to the provisions of e
6.10 of the Illinois Business Corporation Act of 1983, as amended, the Board of Directors adopted the following resolution providing for the creation of a series of Preferred Shares to be designated the Series A Redeemable Cumulative Convertible Voting
9% Preferred Shares, and fixing the designations, preferences and special relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof:



		WHEREAS, the Articles of Incorporation of the Corporation provide for two classes of shares known as Common Shares, $.10 par value per share (the "Common Stock"), and Preferred Shares, no par value per share (the "Preferred Stock"); and



		WHEREAS, the Board of Directors of the Corporation is authorized by the Articles of Incorporation to provide for the issuance of the Preferred Stock in one or more series, and by filing a statement pursuant to the applicable law of the State of Illinois to establish from time to time the number of shares to be included in any particular series and to fix the designations and relative rights and preferences of the shares of each such series and the qualifications, limitations and restrictions thereof;



		NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable to, and hereby does, establish a series of Preferred Stock designated as Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to the Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares as follows:



	1. Designation. The shares of such series of Preferred Stock shall be designated "Series A Redeemable Cumulative Convertible
Voting 9% Preferred Shares" (referred to herein as the "9%
Preferred Stock").



	2. Authorized Number; Stated Value. The number of shares constituting the 9% Preferred Stock shall be 2,000,000. The stated value of the 9% Preferred Stock shall be $3.00 per share.



	3. Rank. The 9% Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of the Common Stock of the Corporation. (All equity securities of the Corporation to which the 9% Preferred Stock ranks prior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, including the Common Stock, are collectively referred to herein as "Junior Securities"; all equity securities of the Corporation with which the 9% Preferred Stock ranks on a parity, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Parity Securities"; and all equity securities of the Corporation to which 9% Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as "Senior Securities".)



	4. Dividends. The holders of shares of 9% Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation (the "Board of Directors"), out of assets legally available for such purpose, dividends at the rate of 9% per share (expressed as a percentage of the per share stated value) per annum (subject to adjustment under certain circumstances as provided herein) payable semi-annually in arrears in authorized but unissued, fully paid and nonassessable shares of 9% Preferred Stock based on the stated value per share thereof. Such dividends shall accrue on a daily basis (based on a year comprised of 365 days) and shall be payable semi-annually on August 15 and February 15 of each year (each of such dates being a "dividend payment date"), commencing August 15, 1995.
Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared; provided, however, that such record date shall not be more than sixty (60) days nor less than ten (10) days prior to the applicable dividend payment date. Each of such semi-annual dividends shall be fully cumulative (whether or not declared), without interest, from the first day of the semi-annual period in which such dividend may be payable as herein provided; except that with respect to the first semi-annual dividend on each share of 9%
Preferred Stock, such dividend shall accrue from the date that the 9% Preferred Stock is initially issued and full payment is received by the Corporation therefor (the "Issuance Date"). If any shares of 9% Preferred Stock are issued on a date which does not coincide with a dividend payment date, then the initial dividend accrual period applicable to such shares shall be the period from the date of issuance thereof through the last day of the semi-annual period in which such shares are issued. If the date fixed for payment of a final liquidating distribution on any shares of 9% Preferred Stock, or the date on which any shares of 9% Preferred Stock are redeemed or converted into Common Stock does not coincide with a dividend payment date, then subject to the provisions hereof relating to such conversion or redemption, the final dividend accrual period applicable to such shares shall be the period from the later to occur of the Issuance Date or the first day of the semi-annual period during which such conversion or redemption occurs through the effective date of such conversion or redemption. The Board of Directors shall at all times reserve a sufficient number of authorized but unissued shares of 9% Preferred Stock to be issued in satisfaction of the dividend rights of the holders of 9% Preferred Stock.



	The amount and form of all dividends paid with respect to shares of the 9% Preferred Stock pursuant to Section 4 shall be paid pro rata to the holders entitled thereto.



	Holders of shares of 9% Preferred Stock shall be entitled to receive the dividends provided for in Section 4 hereof in preference to and in priority over any dividends upon any of the Junior Securities. So long as any shares of 9% Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment, any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment, money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior
Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase, redeem or retire any of the Junior Securities or Parity Securities or any rights, warrants, calls or options exercisable or exchangeable for or convertible into any of the Junior Securities or Parity
Securities, unless prior to, or concurrently with, such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the 9% Preferred Stock not theretofore paid on the dates provided for in Section 4 hereof shall have been paid in full. When dividends are not paid in full upon the shares of 9% Preferred Stock and Parity
Securities, all dividends declared upon shares of 9% Preferred
Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on 9% Preferred Stock and such other shares shall in all cases bear to each other the same ratio, at the time of such declaration, that accrued and unpaid dividends per share on the shares of 9%
Preferred Stock and such other shares bear to each other.



	The Corporation shall not be required to issue fractional shares of 9% Preferred Stock. If any fraction of a share of 9% Preferred Stock would be issuable in payment of a dividend or otherwise, the Corporation shall round such fraction to the nearest whole share (up or down), with half shares being rounded down, and will deliver the additional share if rounded up.



	In the event that (i) the Corporation breaches any of the material terms and conditions set forth in Sections 6.3, 6.4 or
6.5 of the Preferred Stock Purchase Agreement pursuant to which the 9% Preferred Stock was sold by the Corporation (the "Preferred Stock Purchase Agreement") or breaches any of the other terms and conditions of the Preferred Stock Purchase Agreement and such breach has a material adverse effect on either (x) the business, condition (financial or otherwise), properties or results of operations of the Corporation and its subsidiaries taken as a whole or (y) the benefits contemplated to be conferred upon the Purchaser (as defined in the Stock Purchase Agreement) pursuant to the Preferred Stock Purchase Agreement and this Statement of Resolution, or breaches any material provision of this Statement of Resolution, and provided in each case that such breaches are not primarily the result of acts or omissions of the Purchaser (as defined in the Preferred Stock Purchase Agreement), Mr. Raymond G. Perelman or Mr. Barry Katz, or (ii) during the Specified Period (as defined in the Preferred Stock Purchase Agreement), the Executive Committee of the Board of Directors created as contemplated by the Preferred Stock Purchase Agreement (the "Executive Committee") is disbanded, or the members thereof are removed, in either case without the prior consent of a majority of the members of the Executive Committee, and provided that such removal or disbandment was not directed or consented to by the Purchaser or Messrs. Perelman or Katz, (any of the events referred to in clauses (i) or (ii), if such breaches are not cured or are not curable by the Corporation within 20 days after the earlier of
(x) the Corporation becomes aware of such breaches or (y) receiving written notice of the same from any holder of the 9% Preferred Stock, being referred to as an "Event of Default"), then, commencing upon the occurrence of an Event of Default, the annual dividend rate on the 9% Preferred Stock will be increased to 12% (expressed as a percentage of the per share stated value) per share.



	5.      Liquidation.



		(a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of 9% Preferred Stock shall be entitled, before any distribution or payment is made upon any Junior Securities, to be paid an amount equal to the stated value of the 9% Preferred
Stock (the "Liquidation Preference") plus all accrued and unpaid dividends to the date fixed for such liquidation, dissolution or winding-up (collectively, the "Liquidation Payments"). If the assets of the Corporation are not sufficient to pay in full the Liquidation Payments payable to the holders of outstanding shares of 9% Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of 9% Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.



		The Liquidation Payment with respect to each outstanding share of 9% Preferred Stock shall be equal to a ratably proportionate amount of the Liquidation Payment with respect to each outstanding share of 9% Preferred Stock.



		(b) Upon any liquidation, dissolution or winding up of the Corporation, after the holders of 9% Preferred Stock shall have been paid in full the Liquidation Payments, the remaining assets of the Corporation shall be distributed ratably per share in order of preference to the holders of Junior Securities.



		(c) Written notice of a liquidation, dissolution or winding up stating a payment date, the amount of the Liquidation Payments and the place where said Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 10 days prior to the payment date stated therein, to each holder of record of 9% Preferred Stock at its post office address as shown by the records of the Corporation.



	6.      Conversion.



		The holders of the 9% Preferred Stock shall have the following conversion rights:



		(a) Mandatory Conversion. (i) Each share of 9% Preferred Stock automatically shall be converted into fully paid and nonassessable shares of Common Stock based on the per share stated value of the 9% Preferred Stock at the conversion price of $3.00 per share of Common Stock, as such price may be adjusted pursuant to Section 8 hereof (the "Conversion Price") at the election of the Special Committee of the Board of Directors appointed by resolutions adopted by the Board of Directors of the Corporation on January 17, 1995 (the "Special
Committee"), by a majority vote of the members thereof at a duly convened meeting of such Committee or by the unanimous written consent of the members of such Committee, within 30 days of the Issuance Date. If such election is made, or if the Special
Committee affirmatively determines to go forward with the Rights
Offering (as defined in the Preferred Stock Purchase Agreement), the date that the Special Committee makes such election or determines to proceed with the Rights Offering is referred to herein as the "Election Date."



		(ii) In addition, provided that there has not occurred any Event of Default, the Special Committee shall have the further right to cause the conversion of all, but not less than all, shares of 9% Preferred Stock then outstanding on or prior to October 31, 1995 provided that the Corporation has used all reasonable efforts to effectuate the Rights Offering (as defined in the Preferred Stock Purchase Agreement) and was unable to do so.



		(b)     Optional Conversion.   In the event of the occurrence of
an Event of Default, then each share of 9% Preferred Stock shall be convertible at any time or from time to time, in whole or in part, at the option of the holder of record thereof, into fully paid and nonassessable shares of Common Stock based on the per share stated value of the 9% Preferred Stock at the Conversion
Price then in effect upon surrender to the Corporation or its transfer agent of the certificate or certificates representing the 9% Preferred Stock to be converted, as provided below, or if the holder notifies the Corporation or its transfer agent that such certificate or certificates have been lost, stolen or destroyed, upon the execution and delivery of an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any losses incurred by it in connection therewith.



		(c) Basis For Conversion; Converted Stock. Shares of 9% Preferred Stock convertible into Common Stock pursuant to this
Section 6 shall be converted at the Conversion Price then in effect. If any fractional interest in a share of Common Stock would be deliverable upon conversion of the 9% Preferred Stock, such number of shares shall be deliverable to the holder after rounding the number of shares to be delivered up or down to the nearest whole number of shares of Common Stock. Any shares of 9% Preferred Stock which have been converted shall be cancelled and all dividends on converted shares shall cease to accrue and the certificates representing shares of 9% Preferred Stock so converted shall represent the right to receive (i) in the case of a conversion under Section 6(a)(i) or (ii) which occurs on or prior to 140 days of the Election Date, such number of shares of Common Stock into which such shares of 9% Preferred Stock are convertible, but no accrued or unpaid dividends thereon and (ii) in the case of a conversion under Section 6(a)(i) or (ii) which occurs more than 140 days after the Election Date or under
Section 6(b), such number of shares of Common Stock into which such shares of 9% Preferred Stock are convertible and in addition thereto such number of shares of Common Stock into which the number of shares of Preferred Stock representing accrued and unpaid dividends thereon are convertible. The Board of Directors shall at all times reserve a sufficient number of authorized but unissued shares of Common Stock to be issued in satisfaction of the conversion rights and privileges aforesaid.
Holders of shares of 9% Preferred Stock which are converted into shares of Common Stock will be treated for all purposes, including the determination of shareholders entitled to receive dividends on shares of 9% Preferred Stock and to receive notice of and to vote at any meeting of shareholders, as holders of record of Common Stock as of the date of conversion. All shares of Common Stock which may be issued upon conversion of the shares of 9% Preferred Stock shall be validly issued, fully paid and non-assessable.



		(d) Mechanics of Conversion. For any holder of 9% Preferred Stock to optionally convert the same into shares of Common Stock pursuant to paragraph 6(b) above, he shall surrender the certificate or certificates therefor, duly endorsed, at the principle executive office of the Corporation or to its transfer agent for the 9% Preferred Stock, and shall give written notice to the Corporation of the election to convert the same, including shares of 9% Preferred Stock representing accrued and unpaid dividends relating to such shares, and shall state therein the name or names in which the certificate of certificates for shares of Common Stock are to be issued if different from the holder thereof. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of 9% Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining shares of 9% Preferred Stock in any case in which fewer than all of the shares of 9% Preferred Stock represented by a certificate are converted. Notwithstanding the foregoing, with respect to a conversion pursuant to Section 6(a)(i) or (ii) above, the 9% Preferred Stock will be deemed to have been converted, and the holder thereof shall be deemed a holder of record of Common Stock, on the Election Date (if the Special
Committee elects to convert such shares on such date) or the date the Special Committee elects to convert such shares under
Section 6(a)(ii), as the case may be.



		(e) Issue Taxes. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of shares of Common
Stock on conversion. If a holder of shares surrendered for conversion specifies that the shares of Common Stock to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such shares of Common Stock to the name of another, and if the appropriate transfer taxes shall not have been paid to the Corporation or the transfer agent for the 9% Preferred Stock at the time of surrender of the shares involved, the shares of Common Stock issued upon conversion thereof may be registered in the name or names in which the surrendered shares were registered, despite the instructions to the contrary.



	7.      Redemption.



		(a) Mandatory Redemption. In the event of, and immediately following the consummation of, the Rights Offering, if it is completed, and the issuance of shares of Common Stock as a result of a Share Deficiency (as defined in the Preferred Stock
Purchase Agreement), and provided that the shares of 9%
Preferred Stock have not been converted pursuant to Sections
6(a) or 6(b) above, the Corporation will redeem all shares of 9%
Preferred Stock not converted to shares of Common Stock at a per share redemption price equal to the stated value, plus, if the redemption occurs more than 140 days after the Election Date, accrued and unpaid dividends to the date of redemption.



		(b) Optional Redemption. In the event of the occurrence of an Event of Default, the holders of a majority of the then outstanding shares of 9% Preferred Stock may elect to have the Corporation redeem all (but not less than all) of the outstanding shares of 9% Preferred Stock at a per share redemption price equal to the stated value plus accrued and unpaid dividends to the date of redemption. The election to cause the Corporation to redeem shares of 9% Preferred Stock under this paragraph (b) shall be made by delivering written notice thereof to the Corporation.



		(c) Mechanics of Redemption. (i) The Corporation, if electing to redeem the shares of Preferred Stock as set forth in Section 7(a) above, shall give written notice to each holder of 9%
Preferred Stock, notifying such holder of the anticipated date on which the Corporation shall redeem all (but not less than all) shares of 9% Preferred Stock then outstanding or (ii) if the holders of 9% Preferred Stock elect to cause the Corporation to redeem all (but not less than all) of the 9% Preferred Stock as set forth in Section 7(b) above, such holders shall give written notice to the Corporation, notifying the Corporation that the shares of Preferred Stock are to be redeemed pursuant to Section 7(b) above. On or after the Redemption Date (which for purposes hereof shall mean with respect to a redemption to be effected pursuant to (x) Section 7(a) above, the date the Rights Offering, if made, is consummated and shares of Common
Stock are issued as a result of a Share Deficiency or (y)
Section 7(b) above, the date which is twenty (20) days after the date of the notice referred to in Section 7(c)(ii) above), each holder of shares of 9% Preferred Stock which are to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares at the principal executive office of the Corporation or to its transfer agent for the 9%
Preferred Stock, against delivery of the redemption price.

	8.      Adjustment of Conversion Price.



		The Conversion Price shall be subject to adjustment as follows:



			(i) In case the Corporation shall (a) pay a dividend or make a distribution on Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price at which shares of 9% Preferred Stock were theretofore convertible by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action and the denominator of which shall be the number of shares of Common
Stock outstanding upon giving effect to such action. Such adjustment shall be made whenever any event listed above shall occur and shall become effective immediately after the record date in the case of a shares dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. No adjustment need be made for a change in the par value or from par value to no par value of the Common Stock.



		(ii) In case the Corporation shall issue rights, except in the case of the Rights Offering, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less (taking into account any consideration paid for such rights, options or warrants) than the current market price per share of Common
Stock (as determined in accordance with the provisions of paragraph (iv) of this Section 8 at the record date therefor), the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price therefor shall be equal to the price determined by multiplying the Conversion Price at which shares of 9% Preferred Stock were theretofore convertible by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock which the aggregate offering price of the number of shares of Common Stock so offered would purchase at the current market price per share of Common Stock (as determined in accordance with the provisions of paragraph (iv) of this Section 8) and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants. However, upon the expiration of any right, option or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this subparagraph (ii), if any such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price it would have been (but reflecting any other adjustments to the Conversion Price made pursuant to the provisions of this Section
8 after the issuance of such rights, options or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, options or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.



		(iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock
(including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of capital shares (excluding cash dividends and the distributions referred to in Section 8(i) above) or rights, options or warrants to subscribe for capital shares (excluding those referred to in subparagraph (ii) of this Section 8), then in each such case, the Conversion Price shall be adjusted so that after such record date, the Conversion Price shall equal the price determined by multiplying the Conversion
Price in effect immediately prior to the close of business on such record date by a fraction of which the numerator shall be the current market price per share of Common Stock (as determined in accordance with the provisions of paragraph (iv) of this Section 8) on the date of such distribution less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital shares, rights, warrants, evidences of indebtedness or assets so distributed with respect to each share of Common Stock
(but not equal to or less than zero) and the denominator of which shall be the current market price per share of Common
Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.



		(iv) For the purpose of any computation under paragraphs (ii) and (iii) of this Section 8, the current market price per share of Common Stock at any date shall be deemed to be the Fair
Market Value, as defined below. For purposes of this section, Fair Market Value shall mean the average reported closing sales price for the 20 trading days immediately preceding the day in question, or, in the event no closing sales take place during such period, the average of the closing bid and asked prices for such period, in each case on the principal national securities exchange or on the National Market System ("NMS") of the National Association of Securities Dealers, Inc. Automated
Quotation System ("NASDAQ") on which the shares of Common Stock are listed or admitted to trading or quoted, as the case may be, or, if not listed or admitted to trading or quoted on NMS, the average of the highest reported bid and lowest reported asked prices as furnished by NASDAQ, or a similar organization if NASDAQ is no longer reporting such information. In the absence of one or more such quotations, the Board of Directors of the Corporation shall determine in good faith the Fair Market Value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Corporation.

		(v) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the price then in effect; provided, however, that any adjustments which by reason of this paragraph
(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent.



		(vi) In the event that, at any time as a result of an adjustment made pursuant to this Section 8, the holder of any shares of 9% Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of the Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of 9% Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common
Stock contained in paragraphs (i) through (v) of this Section 8, and the other provisions of this Section 8 with respect to the Common Stock shall apply on like terms to any such other shares.



		(vii) Whenever the Conversion Price is adjusted, as herein provided, an appropriate officer of the Corporation shall execute a certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and a computation thereof. The
Corporation shall promptly cause a notice of the adjusted
Conversion Price to be mailed to each registered holder of shares of 9% Preferred Stock.



	9. Notices of Record Dates and Effective Dates. In case: (a) the Corporation shall declare a dividend (or any other distribution) on the Common Stock payable otherwise than in shares of Common Stock; or (b) the Corporation shall authorize the granting to the holders of Common Stock of rights, other than by way of the Rights Offering, to subscribe for or purchase any capital shares of any class or any other rights, other than by way of the Rights Offering; or (c) of any reorganization, share exchange or reclassification of the capital shares of the Corporation (other than a subdivision or combination of outstanding shares of Common Stock or change in par value from par to no par), or of any consolidation or merger to which the Corporation is party or of the sale, lease or exchange of all or substantially all of the property of the Corporation; or (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation shall cause to be mailed to the recordholders of the 9% Preferred Stock not more than 60 and not less than 10 days prior to the applicable record date or effective date hereinafter specified, a notice stating
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of record of Common
Stock to be entitled to such dividend, distribution or rights are to be determined or (ii) the date on which such reclassification, reorganization, share exchange, consolidation, merger, sale, lease, exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, share exchange, consolidation, liquidation, merger, sale, lease, exchange, dissolution, liquidation or winding up.



	10.     Voting Rights.



		(a) Holders of 9% Preferred Stock shall be entitled to notice of all shareholders' meetings. Except as otherwise required by law, at any annual or special meeting of the Corporation's shareholders, or in connection with any written consent in lieu of any such meeting, each outstanding share of 9% Preferred
Stock shall be entitled to one vote per share. Except as otherwise required by law or this Statement of Resolution, the 9% Preferred Stock and the Common Stock shall vote together on each matter submitted to the shareholders, and not by separate class or series.



		(b) In addition to any other vote or consent of shareholders provided by law or in the Articles of Incorporation of the Corporation, during the Specified Period (as defined in the Stock Purchase Agreement) the Corporation shall not take (or allow to be taken) any of the following actions without the affirmative vote or written consent of the holders of a majority of the shares of 9% Preferred Stock (unless such holders do not act within 20 days of receipt of written notice to the Purchaser by the Company or any member of the Special Committee (as defined in the Preferred Stock Purchase Agreement) of any of the matters set forth below, which notice shall set forth in reasonable detail the action proposed to be taken or not taken):



		(i) sell, lease or otherwise convey or dispose of any material assets or group of assets of the Corporation or any of its subsidiaries, (ii) engage in any line of business not similar to the businesses in which the Corporation is currently engaged,
(iii) effect a merger or consolidation involving the Corporation or any subsidiary, (iv) assume or incur any material amount of indebtedness, (v) subject any material assets of the Corporation or any of its subsidiaries to any material lien, claim or encumbrance, (vi) accelerate the collection of any material amount of accounts receivable of the Corporation or any of its subsidiaries, (vii) discharge, other than for cause, any management employee or hire any new management employee or appoint any officers of the Corporation or any of its subsidiaries, (viii) pay (other than regularly scheduled compensation to its employees and non-employee directors at levels no greater than those in effect immediately prior to the date hereof subject to clause (xi) below), loan or advance any amount to, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or from, or enter into any agreement or arrangement of any kind with, any of its employees (other than customary employment arrangements with non-management employees and normal travel advances and expense reimbursements), officers, directors, consultants, shareholders or any Affiliate or Associate (as defined in Rule 12b-2 of the Securities Exchange act of 1934, as amended) of any of the foregoing, (ix) make any material capital expenditures other than in the ordinary course of business consistent with past practice, (x) void or take any action or fail to take any action which would result, with the giving of notice or the passage of time or both, in the voiding of any material agreement, or exercise any option to renew, or extend, any material agreement or renew any material agreement for any period of time, (xi) increase the compensation (by way of salary, bonus or otherwise) of any officer, director, employee (other than increases for non-management employees in the ordinary course of business and which will not be material to the Corporation's consolidated condition (financial or otherwise)) or consultant of the Corporation, (xii) amend the Articles of Incorporation or By-Laws of the Corporation, (xiii) acquire, directly or indirectly, by redemption or otherwise (other than redemption of the 9% Preferred Stock as provided herein), any capital shares of the Corporation, declare or pay any dividends thereon in cash, securities or other property (other than dividends on the 9% Preferred Stock, dividends on Junior Securities paid in
Junior Securities and the distribution of the Rights (as defined in the Preferred Stock Purchase Agreement)) or make any other distribution with respect thereto, (xiv) sell, grant or otherwise issue any capital shares or any other securities or any instruments convertible into or exchangeable or exercisable for, any securities of the Corporation or any of its subsidiaries (other than the issuance of Common Stock pursuant to the proper exercise of currently outstanding employee stock options, pursuant to the Rights Offering and upon conversion of the Preferred Stock and dividends on the Preferred Stock), (xv) dissolve, liquidate or wind-up the Corporation or any material subsidiary thereof, or (xvi) enter into any agreement, commitment or understanding with respect to any of the foregoing;



		(c) (1) If and whenever accrued dividends on the shares of 9% Preferred Stock shall not have been paid in an aggregate amount equal to or greater than four semi-annual dividends on shares of 9% Preferred Stock at the time outstanding (whether or not consecutive), then the number of directors of the Corporation shall be increased by three (or by the greater number described below) and the holders of shares of 9% Preferred Stock and the holders of shares of Parity Securities (if so provided by the terms of such Parity Securities) voting together as a single class (with each class or series having a number of votes proportionate to the aggregate liquidation preference of its outstanding shares), shall be entitled to elect a number of directors equal to the greater of three or such number that would result in such holders electing at least one-third
(rounded to the nearest whole number) of the members of the Board of Directors at any special meeting called in the manner provided below and at any subsequent meeting of shareholders of the Corporation at which directors are to be elected during the period such dividends remain in arrears. Each class or series of shares entitled to vote for the additional directors shall have a number of votes proportionate to the aggregate liquidation preference of its outstanding shares. Such right to vote as a single class to elect such number of Directors shall, when vested, continue until all dividends in arrears on the shares of 9% Preferred Stock and such Parity Securities, as the case may be, shall have been paid in full and, when so paid, such right to elect such number of directors separately as a class shall cease and the term of office of all directors so elected shall expire, subject, always, to the same provisions for the vesting of such right to elect such number of directors separately as a class in the case of future dividend defaults in an aggregate amount equal or greater than four semi-annual dividends. At any time when such right to elect directors separately as a class shall have so vested, a special meeting for the election of such directors may be called by the Chairman of the Board or the President of the Corporation or, if not called within 20 days after the vesting of such right, by the written request of holders of at least 10% of the shares of 9%
Preferred Stock entitled to vote at such meeting, which meeting shall be held not more than 60 days after it is called at the place and upon the notice provided by law and in the By-laws of the Corporation, as amended from time to time (the "By-laws"), provided that no such special meeting shall be called if the request therefor is received by the Corporation within 60 days before the date fixed for the next ensuing annual meeting of holders of Common Stock, at which meeting such directors may be elected by the holders of the shares of 9% Preferred Stock and such Parity Securities.



		(2) So long as any shares of 9% Preferred Stock are outstanding, the Corporation shall take such action as may be necessary so that its By-laws shall contain provisions ensuring that the number of directors of the Corporation shall at all times be such that the exercise, by the holders of shares of 9%
Preferred Stock and the holders of shares of Parity Securities, of the right to elect directors under the circumstances provided in paragraph (1) of this subclause (c) will not contravene any provisions of the Corporation's Articles of Incorporation or By-laws.



		(3) Directors elected pursuant to paragraph (1) of this subclause (c) shall serve until the earlier of (a) the next annual meeting of the shareholders of the Corporation and the election (by the holders of shares of 9% Preferred Stock and the holders of Parity Securities) and qualification of their respective successors or (b) the date upon which all dividends in arrears on the shares of 9% Preferred Stock and such Parity
Securities shall have been paid in full. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur during the continuance of a default in dividends on the shares of 9% Preferred Stock or such Parity Securities by reason of death, resignation or disability, such vacancy (subject to the requirements of applicable law) shall be filled for the unexpired term by the appointment by the remaining director(s) elected as aforesaid of a new director for the unexpired term of such former director.



		(4) If a Statement of Resolution with respect to a class of Senior Securities shall provide that the holders of shares of such series shall vote as a class with the holders of shares of 9% Preferred Stock and Parity Securities, then all references in this subclause (c) to Parity Securities shall be deemed to include such Senior Securities.



		(5) The special voting rights provided for in this Section 10(c) shall be in addition to any other voting rights conferred upon the holders of the 9% Preferred Stock by this Statement of Resolution. Notwithstanding anything to the contrary contained herein, to the extent that any of the provisions of this Section
10 are determined to be in violation of applicable law, then such offending provisions shall be modified in such manner as will (i) to the maximum extent possible provide to the holders of the 9% Preferred Stock the benefits intended to be conferred upon the holders of the 9% Preferred Stock pursuant to this
Section 10 and (ii) comply with applicable law.



	B. The recitals and resolutions contained herein have not been modified, altered or amended and are presently in full force and effect.



		IN WITNESS WHEREOF, the undersigned has executed this Statement this _____ day of ________, 1995.



							CHAMPION PARTS, INC.





							By:

							       President



Attest:



_____________________________

Secretary

PREFERRED STOCK PURCHASE AGREEMENT





	This Agreement, dated as of March 23, 1995, is executed by and between Champion Parts, Inc., an Illinois corporation (the
"Company"), and RGP Holdings, Inc., a Pennsylvania corporation
("RGP" or the "Purchaser").



W I T N E S S E T H:



	WHEREAS, the Company desires to sell, and the Purchaser desires to purchase, an aggregate of $5,000,001 of the Company's Series
A Redeemable Cumulative Convertible Voting 9% Preferred Shares;
and



	WHEREAS, the Company and the Purchaser desire to set forth certain agreements and certain terms and conditions regarding the sale and purchase of the Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares;



	NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:





ARTICLE 1



Sale and Purchase of Preferred Stock



		1.1 Authorization of Stock. In accordance with Article 5 of the Company's Articles of Incorporation (the "Articles of
Incorporation"), the Board of Directors of the Company (the
"Board") has adopted and prior to the Closing Date (as defined herein) the Company will file with the Secretary of State of the State of Illinois (the "Illinois Secretary") a statement of resolution in the form of Exhibit 1.1 hereto (the "Statement of Resolution") authorizing the issuance, and designating the relative rights, preferences, qualifications, limitations, restrictions and the special or relative rights of the Series A
Redeemable Cumulative Convertible Voting 9% Preferred Shares, no par value per share, 2,000,000 shares of which shall be authorized.



		1.2 Purchase of Preferred Stock. In reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Purchaser agrees to purchase from the Company and the Company agrees to issue and sell to the Purchaser 1,666,667 shares of Series A Redeemable Cumulative
Convertible Voting 9% Preferred Shares (the "Preferred Stock"), for the aggregate purchase price of $5,000,001 (the "Purchase
Price"). At the Closing (as defined below), the Company shall deliver to the Purchaser, certificates representing the Preferred Stock purchased by the Purchaser,registered in the name of such Purchaser, or such nominees as the Purchaser shall specify, against the payment of the Purchase Price by wire transfer of immediately available funds.



		1.3 Conversion of Preferred Stock, Liquidation and Redemption. As more fully set forth in the Statement of Resolution and the provisions of Paragraph 6.5 hereof, the Preferred Stock will be convertible into Common Shares, $.10 par value per share (the
"Common Stock"), of the Company at an initial conversion price of $3.00 per share of Common Stock (the "Conversion Price") or will be redeemable at a per share redemption price equal to the stated value plus (in certain circumstances) accrued and unpaid dividends to the date of redemption. The liquidation preference of the Preferred Stock will be equal to its per share stated value plus accrued and unpaid dividends to the date of liquidation.



		1.4 Closing. Subject to the fulfillment or waiver of the conditions precedent set forth in Articles 4 and 5, the closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., New York time, on the tenth day after the mailing (not including the day of mailing) of the NASD
Notice (as defined herein) at the offices of Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York
10022, or at such other time and place as the parties may mutually agree; provided, however that if the Closing does not occur by April 30, 1995 this Agreement shall terminate unless the parties mutually agree to extend the Agreement. The date upon which the Closing occurs is referred to herein as the "Closing Date."





ARTICLE 2



Representations and Warranties of the Company



	The Company represents and warrants to and covenants and agrees with the Purchaser as follows:



		2.1 Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. The Company has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted, and is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the location or nature of its property or the character of its business makes such qualification necessary, except where the failure to be so qualified would not materially adversely affect the business, condition, properties or results of operations of the Company and its subsidiaries (the "Subsidiaries") taken as a whole (a
"Material Adverse Effect").  Annexed hereto as Schedule 2.1A and
Schedule 2.1B, respectively, are true and complete copies of the Articles of Incorporation and by-laws of the Company (the
"By-laws"), as in effect on the date hereof.



		2.2 Corporate Power; Authorization; Binding Agreements. The Company has the full corporate power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder. The execution, delivery and performance of this Agreement, the adoption and filing of the Statement of Resolution with the Illinois Secretary and the issuance of the Preferred Stock hereunder have been duly authorized by all necessary action of the Company (subject to receipt of the NASD
Approval, as hereinafter defined). This Agreement and the other agreements required to consummate the transactions contemplated hereunder have been (or will be on or prior to the Closing Date) duly executed and delivered by and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other rights affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or equity) or public policy or, to the extent to which they limit or eliminate cumulative voting rights, the provisions of the Constitution of the State of Illinois.



		2.3 Post-Financing Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common
Stock, of which (i) 3,655,266 shares are issued and outstanding on the date hereof, (ii) 4,500 shares are issuable pursuant to employee options to purchase or acquire shares of Common Stock
(whether or not currently exercisable) and (iii) no shares are issuable pursuant to outstanding securities convertible into or exercisable or exchangeable for shares of Common Stock (whether or not currently convertible, exercisable or exchangeable); and 10,000,000 Preferred Shares, of which 2,000,000 shares, upon the filing of the Statement of Resolution with the Illinois
Secretary, will be designated as the Preferred Stock, and of which no shares are issued and outstanding on the date hereof.
All of the presently outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. The Preferred Stock to be issued hereunder has been duly and validly authorized and, when delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. The relative rights, preferences, qualifications, limitations, restrictions and other matters relating to the Common Stock and the Preferred Stock are as reflected in the Articles of Incorporation and the Statement of Resolution. Except as set forth above, there are no outstanding subscriptions, warrants, options, calls, commitments or other rights to purchase or acquire, or securities convertible into or exercisable or exchangeable for, any capital stock of the Company. There are no preemptive rights with respect to the issuance or sale of the Company's capital stock.
Since January 1, 1994, the Company has not declared or paid any dividends or other distribution with respect to its Common
Stock. The Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved and, upon issuance upon conversion of the Preferred Stock, will be duly and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof. Upon the issuance of the Preferred Stock and the Common Stock issuable upon the conversion thereof, the Purchaser will receive good title to the Preferred Stock and such shares of Common Stock, respectively, free and clear of all liens, claims, encumbrances or adverse interests created by the Company. On the Closing
Date, all stock transfer or other taxes and charges (other than income taxes) which are required to be paid in connection with the issue, sale and transfer of the Preferred Stock to the Purchaser hereunder will have been fully paid by the Company and all laws imposing such taxes or charges will have been fully complied with in respect of the Preferred Stock by the Company.
On or prior to the Closing Date, the Statement of Resolution will have been duly filed with the Illinois Secretary and the terms of the Preferred Stock set forth therein and in the Articles of Incorporation and the Statement of Resolution will be effective under Illinois law, except to the extent to which
Section 10(c) thereof limits or eliminates cumulative voting rights, if any, in all or specified circumstances in violation of the provisions of the constitution of the State of Illinois.



		2.4 Absence of Certain Developments. Raymond G. Perelman has been the non-executive chairman of the Board of Directors since
December 1992 and a director of the Company since 1988, and his business associate Barry Katz has been a director of the Company and a member of its Audit Committee since December 1993. They have participated in Board and committee meetings and in connection therewith and in connection with a due diligence investigation of the Company have reviewed documents and information relating to the affairs of the Company and its financial condition provided by the Company and have had several conversations with Company employees regarding inventory and other issues. Messrs. Perelman and Katz have been critical of the Company's financial reporting and with the Company's policies relating to inventories and write-offs. Management of the Company has defended such policies and stated that such policies were appropriate. In addition, the Company's financial results have deteriorated and it is possible that the Company's independent accountants will render their report on the Company's financial statements for the 1994 fiscal year subject to a going concern qualification. The Company is in precarious financial condition and is in default under the Bank Loan
Agreement, as hereinafter defined (which expires on March 31, 1995), and as a consequence of these and other factors, various customers, suppliers and employees of the Company have raised concerns over the Company's financial condition and their willingness to do business with, or work for, the Company, any of which concerns could result in a Material Adverse Effect and which concerns have been fully disclosed to the Purchaser.
Subject to the foregoing and the effect of general economic conditions, to the knowledge of the Company, there are no facts or circumstances which could reasonably be expected to have a Material Adverse Effect, except those known to Messrs. Perelman and Katz.



		2.5 Income Taxes. The Company and the Subsidiaries have filed all federal, state, county, local and foreign income tax returns required to be filed by them through the date hereof and have paid or adequately accrued for all taxes reflected as due thereon. Except as set forth on Schedule 2.5, there is no material pending dispute with any taxing authority, and the Company has no knowledge of a proposed material liability for any income tax to be imposed upon the Company's properties or assets for which (for the period through the end of the 1994 fiscal year) there is not an adequate reserve reflected in the balance sheet included in the Company's Quarterly Report on Form
10-Q for the quarterly period ended October 2, 1994 (the
"October Balance Sheet").



		2.6 Compliance with Other Instruments. Except as disclosed in the reports filed with the Securities and Exchange Commission
(the "Commission") described in Section 2.9 hereof or in
Schedule 2.6 hereof, neither the Company nor any of the Subsidiaries is in violation or default of any provision of (i) its Articles of Incorporation or By-laws, or (ii) any contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement (except the Company is in default under the Bank Loan Agreement, as hereinafter defined, and under the Reimbursement Agreement entered into in connection with its Industrial Revenue Bond issue) or any other agreement or instrument to which the Company or any Subsidiary is a party or any of their assets are bound, except for violations with respect to this clause (ii) that would not have a Material Adverse Effect. Except as set forth in Schedule 2.6 hereto, the execution, delivery and performance of this Agreement and the other agreements contemplated hereunder will not materially conflict with or, with or without the serving and/or receipt of notice or the passage of time or both, result in any material default or in any material modification of (i) any provision of the Articles of Incorporation or By-laws of the Company or any Subsidiary or (ii) the terms of any material contract, agreement, obligation, commitment, license, indenture, mortgage, deed of trust, loan or credit agreement or any other material agreement or instrument to which the Company or any Subsidiary is a party or any of its material assets are bound
(except that the Bank Waiver and Consent, as hereinafter defined, is required under the Bank Loan Agreement and the NASD
Application, as hereinafter defined, must be filed with, and approved by, the National Association of Securities Dealers, Inc. (the "NASD") and the Notice to Shareholders, as hereinafter defined, must be given to implement this Agreement without shareholder approval), or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of the Company which is material to the Company and its Subsidiaries taken as a whole or result in the revocation or modification of any permits, approvals, licenses, franchises, authorizations and approvals issued or granted to the Company or the Subsidiaries by the United States, any state or local government or any department, agency, board, commission, bureau or instrumentality of any of the foregoing, and any pending applications therefor, the revocation or modification of which would have a Material Adverse Effect. To the knowledge of the Company, the execution, delivery and performance of this Agreement by the Company will not violate any judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency having jurisdiction over the Company, the Subsidiaries or their assets.



		2.7 Proceedings; Litigation; Arbitration. To the knowledge of the Company, no action, suit, claim, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding has been instituted or to the Company's knowledge threatened which questions the validity or legality of the transactions contemplated hereby (except for the NASD Application and except for the letter from the Vice
President and General Counsel of Echlin, Inc. addressed to the Chairman of the Special Committee (as hereinafter defined)).
Except as set forth on Schedule 2.7, to the knowledge of the Company, there are no actions, suits, claims, proceedings, investigations pending or threatened against the Company or any of the Subsidiaries, singly or in the aggregate, except for actions, suits, claims, investigations, inquiries or proceedings that would not, if decided adversely to the Company, result in a Material Adverse Effect.



		2.8 Consents, etc. Except for the Bank Waiver and Consent, the filing of the Statement of Resolution, the NASD Application, the Notice to Shareholders and any filings with the Commission, no consent, approval, waiver or authorization of or designation, declaration or filing with any governmental or regulatory authority or any other person is required in connection with the valid execution and delivery of this Agreement and the other agreements contemplated hereunder, or the offer, sale, issuance or conversion of the Preferred Stock.



		2.9 Securities Exchange Act Reports. True and complete copies of the following documents (herein collectively called the "SEC Reports"), have been separately delivered and identified by the Company to the Purchaser:



			(i) The Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1994, as amended by an amendment to the Annual Report on Form 10-K on Form 10-K/A dated April 29, 1994;



			(ii) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 3, 1994, July 3, 1994 and October
2, 1994, respectively;



			(iii) The Company's definitive proxy statement relating to the Company's 1994 annual meeting of shareholders; and



			(iv) The Company's Current Reports on Form 8-K, dated February 21, 1995, January 17, 1995 and March 7, 1994.



		2.10 Transactions with Affiliates; Severance Agreements. Except for the six month severance arrangements with Donald
Santucci and Thomas Blashill, and the severance agreements with Roger Wilson, Mark Smetana, Robert Mikaloshek and Charles P.
Schwartz, Jr., true and complete copies of which are annexed hereto as Schedule 2.10, the Company has no material severance obligations or liabilities under severance agreements or otherwise to any current or former member of management or employee of the Company or any Subsidiary.



		2.11 Registration Rights. Except for registration rights to the extent granted to Echlin, Inc. ("Echlin") pursuant to a Stock Purchase Agreement dated March 18, 1987 (the "Echlin
Agreement") between the Company and Echlin, no holder of any securities of the Company has demand registration rights with respect to such securities or any other registration rights.



		2.12 Securities Exemption. Assuming the representations and warranties of the Purchaser are true, the offer and sale of the Preferred Stock pursuant to this Agreement (and in respect of dividends payable on the Preferred Stock) and the issuance of the Common Stock to the Purchaser upon the conversion of the Preferred Stock are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and the Company has not and will not take any actions which would cause the offers and sales contemplated hereunder to be ineligible for such exemption.



		2.13 Certain Events. Except as set forth in Schedule 2.13, since February 21, 1995, neither the Company nor any Subsidiary has (a) declared or paid any dividend or other distribution with respect to its shares of Common Stock; (b) amended its Articles of Incorporation or By-laws (except as provided herein); (c) issued or sold or agreed to issue or sell any of its securities or options, warrants or other rights to purchase such securities except for shares issued upon exercise of options and warrants currently outstanding and except for the transactions contemplated by this Agreement; (d) increased the compensation of any of its directors, officers or employees or entered into any employment, consulting or other service agreements, except in the ordinary course of business consistent with prior practice (except for the six month severance arrangements with Donald Santucci and Thomas Blashill approved by the Board and the six month severance agreement with Robert Mikaloshek); and
(e) entered into any agreement (written or oral) or transaction
(i) not in the ordinary course of business; (ii) involving consideration in excess of $50,000 (other than inventory acquisitions and dispositions in the ordinary course); or (iii) for the sale or acquisition or lease of any material assets other than the sale or acquisition of inventory in the ordinary course of business and the disposition of obsolete assets.



		2.14 No-Solicitation. Neither the Company nor any of its Subsidiaries or affiliates shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, including, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, or initiate any inquiries or the making of any proposal or offer by any corporation, partnership, person or other entity or group (other than the Purchaser) concerning any merger, tender offer, exchange offer, sale of material assets, sale of shares of capital stock or debt securities or similar transactions involving the Company or any Subsidiary, division or operation or principal business unit of the Company (an "Acquisition Proposal") or, except to the extent required (in the opinion of counsel) for the discharge by the Board of Directors and/or the Special Committee of its fiduciary duties, will engage in any negotiations concerning, or provide any confidential information or data to, or have any discussion with, any person relating to an Acquisition Proposal. Except as set forth in Schedule 2.14, since February 21, 1995 the Company has not explored any other Acquisition Proposal. The Company further represents that it will immediately cease any other existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, subject to, with respect to the recommencement of any such activities in the future, in the opinion of its counsel, the discharge by the Board of Directors and/or the Special
Committee, as hereinafter defined, of its fiduciary duties.
Nothing contained in this paragraph 2.14 shall prohibit the Company or its Board of Directors and/or the Special Committee from taking and disclosing to the Company's shareholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Securities Exchange Act of 1934, as amended, or from making such disclosure to the Company's shareholders which, in the judgment of the Board of Directors and/or the Special Committee with the advice of Morgan, Lewis & Bockius, may be required under applicable law. The Company will promptly (and in any event within 24 hours of the receipt thereof) notify the Purchaser of any such proposal, or notify the Purchaser that an inquiry has been made, and will keep the Purchaser fully apprised of all developments with respect to any such Acquisition Proposal.



		2.15 Customers and Suppliers. Except as previously disclosed to Purchaser, to the knowledge of the Company, none of the Company's ten largest customers in terms of sales or ten largest suppliers in terms of purchases, in each case with respect to the fiscal year ending January 2, 1995, has ceased doing business with the Company and, to the knowledge of the Company, none of such customers or suppliers intends to cease doing business with the Company or to materially and adversely change its relationship with the Company.



		2.16 Knowledge of the Company. For purposes of this Article 2, the phrase "knowledge of the Company" or "to the Company's knowledge" shall mean the actual knowledge of any of Donald G.
Santucci, Thomas W. Blashill, Roger Wilson and Mark Smetana, and the knowledge of no other officer, director, employee or agent of the Company shall be imputed to them.



		2.17 No Other Representations or Warranties. Except for the representations and warranties contained in this Article 2, the Registration Rights Agreement (as hereinafter defined) and the Officer's Certificate referred to in Section 4.3 hereof, neither the Company nor any other person makes any representations or warranties, expressed or implied, with respect to the Company and its business or operations and this Agreement and the transactions contemplated hereby.





ARTICLE 3



Representations and Warranties of the Purchaser



	The Purchaser, represents and warrants to, and covenants and agrees with, the Company as follows:



		3.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to carry on its business as now conducted.

		3.2 Corporate Power. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of the Purchaser. The Purchaser has the full right, power and authority to enter into this Agreement. This
Agreement constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance and other rights affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or public policy. The address and principal place of business of the Purchaser is 225 City Line Avenue, Bala Cynwyd, Pennsylvania
19103.



		3.3 Purchase for Investment. The Purchaser is purchasing the Preferred Stock (as well as the Common Stock issuable upon conversion of the Preferred Stock and any Preferred Stock issued as a dividend on shares of Preferred Stock) for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act.



		3.4 Unregistered Securities; Legend. The Purchaser understands that the Preferred Stock to be issued pursuant to this Agreement, and pursuant to the Statement of Resolution (and the Common Stock issuable upon conversion of the Preferred Stock and any Preferred Stock issued as a dividend on shares of Preferred Stock), has not been registered under the Act and will be issued in reliance upon an exemption from the registration requirements thereof based in part on Purchaser's representations herein. The Purchaser acknowledges that the certificates representing the Preferred Stock (issued at Closing and as dividends) and the Common Stock issuable upon conversion thereof shall each bear a restrictive legend substantially as follows:



		"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered for sale, sold, transferred or conveyed without registration or an opinion of counsel in form and substance satisfactory to the Company to the effect that such registration is not required."



		3.5     Access to Data; Experience; Investment Decision.



			(a) The Purchaser has had an opportunity to discuss the Company's business plan with the management of the Company, and to ask questions of officers of the Company. The Purchaser has substantial experience in evaluating and investing in a nonliquid investments such as the Preferred Stock and is capable of evaluating the merits and risks of its investment in the Company. The Purchaser is able to (x) bear the economic risk of the investment in the Preferred Stock, (y) afford a complete loss of such investment, and (z) hold the Preferred Stock
(issued at Closing and as dividends) and the Common Stock issuable upon conversion thereof for an indefinite period.

			(b) The Purchaser acknowledges that it has had an opportunity to evaluate all information regarding the Company as it has deemed necessary in connection with the transactions contemplated by this Agreement and has independently evaluated the transactions contemplated by this Agreement and reached its own decision to enter into this Agreement.



		3.6 Furnishing the Company with Information. The Purchaser will furnish to the Company such information as is required in accordance with the Act for inclusion in a registration statement to be filed by the Company in connection with the Rights Offering (as hereinafter defined) and such information as is required in accordance with the Securities Exchange Act of 1934, as amended, and the proxy rules promulgated thereunder for inclusion in the Proxy Statement to be used by the Company in soliciting proxies for the election of directors pursuant to
Section 6.3 hereof.



		3.7 Breach of Representations and Warranties. If, as of the Closing Date, there is a breach of any of the representations or warranties made by the Company in this Agreement, then (i) if the Purchaser or Messrs. Perelman or Katz had actual knowledge of such breach (and the knowledge of no other officer, director, employee or agent of the Company shall be imputed to them) prior to the execution of this Agreement, the Purchaser must proceed with the Closing (if all other conditions to Closing are satisfied) and waives any rights it may have against the Company under this Agreement solely with respect to the specific facts and circumstances of which the Purchaser had such knowledge which resulted in the breach of such representation and warranty, provided, however, that, subject to the provisions of clause (ii), if there occurs a further or additional breach by the Company of the same or any other representation and warranty after the execution of this Agreement and on or before the Closing, then the Purchaser may exercise any rights it may have against the Company as a result of such further or additional breach(es); or (ii) if the Company fully and accurately discloses to the Purchaser on or prior to the Closing, or if the Purchaser or Messrs. Perelman or Katz have actual knowledge of, all of the facts and circumstances relating to the breach of any representation or warranty of the Company, whether such breach occurred after the date of this Agreement and on or before the Closing or whether the breach existed as of the date of this Agreement (provided that the Company had no knowledge of such breach as of the date of this Agreement) and the Purchaser decides either to proceed or not to proceed with the Closing, then, whether the Purchaser decides to proceed or not to proceed with the Closing, the Purchaser shall be deemed to have waived any rights it may have against the Company under this Agreement, and, with respect to a decision to proceed with, and upon the occurrence of, the Closing, shall be deemed to have waived all other rights it may have against the Company with respect to the breach of any representation and warranty which occurred after the date of this Agreement and on or before the Closing, in each case solely with respect to the specific facts and circumstances so disclosed by the Company to the Purchaser, or actually known by the Purchaser or Messrs. Perelman or Katz, which resulted in the breach of the representation and warranty.



ARTICLE 4



Conditions Precedent to Obligations of the Purchaser



	Notwithstanding any other provisions of this Agreement, the obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Purchaser:



		4.1     Accuracy of Representations and Warranties.  Subject to
Section 3.7 hereof, the representations and warranties of the Company contained in this Agreement shall, when made and at and as of the Closing, be true and correct in all material respects.



		4.2 Performance by the Company. The Company shall have duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.



		4.3 Officer's Certificate. The Company shall have delivered to the Purchaser a certificate, dated the Closing Date, to the effect that the Company has duly performed and complied with the conditions set forth in Sections 4.1 and 4.2 hereof.



		4.4 Opinions of Counsel. The Purchaser shall have received from Lord, Bissell & Brook, counsel to the Company, an opinion, dated the Closing Date, addressed to the Purchaser in form and substance acceptable to the Purchaser.



		4.5 Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) seeks to restrain, prohibit or invalidate any of the parties hereto from entering into, or the performance of the transactions contemplated by, this Agreement, or imposes limitations on the ability of the Purchaser to exercise full rights of ownership or to receive the full benefits of this Agreement and the Preferred
Stock and (ii) in the opinion of counsel for the Purchaser has a reasonable probability of success on the merits.



		4.6 Material Adverse Change. Since the date of this Agreement and subject to Section 3.7 hereof, no facts, events or circumstances shall have occurred which could, in the judgment of the Purchaser, have a Material Adverse Effect.



		4.7 NASD Compliance. The Company shall have applied for (the "NASD Application") and received an exception (the "NASD
Consent") to the shareholder approval requirements contained in
Section 6(i) of Schedule D to the By-laws of the NASD in accordance with Section 6(i)(1)(e) of such By-laws and a period of ten days shall have elapsed from the date of the mailing (not including the day of mailing) of the notice referred to in
Section 6(i)(1)(e) (the "Notice to Shareholders").

		4.8 Registration Rights Agreement. The Company shall have entered into a Registration Rights Agreement with the Purchaser in the form of Exhibit 4.8 hereto (the "Registration Rights
Agreement").





		4.9 Resignations. Donald Santucci shall have tendered his resignation as the President and Chief Executive Officer of the Company effective upon the Closing and the Company shall have accepted such resignation; and Donald G. Santucci and Thomas W.
Blashill shall have tendered their resignations as directors of the Company effective upon the Closing and the Company shall have accepted such resignations.



		4.10 Waiver, Consent and Extension from Banks. The Company shall have received from LaSalle National Bank, Harris Trust and Savings Bank and NBD Bank, N.A. (the "Banks") a waiver, consent and extension (the "Bank Waiver and Consent") whereby the Banks
(x) waive certain non-compliance under the Amended and Restated
Credit Agreement (the "Bank Loan Agreement") between the Banks and the Company dated March 31, 1993, as amended, (y) consent to the transactions contemplated hereby and (z) agree to extend the Bank Loan Agreement for a period of not less than 90 days from March 31, 1995, in each case on terms reasonably acceptable to the Purchaser.



		4.11 Executive Committee. The By-laws shall provide for an Executive Committee of the Board which shall be vested with the maximum authority permitted by law (subject to the requirements of Article III, Section 14 of the By-laws and Sections 6.3C,
6.3D and 6.3G of this Agreement), and the Board shall (x) have appointed Raymond Perelman, Barry Katz and a member of the Special Committee to be designated by the Purchaser as the sole members of the Executive Committee and (y) have amended the By-laws to fix the size of the Board of Directors at nine (9) members.



		4.12 Raymond G. Perelman shall have been appointed the Chief Executive Officer of the Company and Barry Katz shall have been appointed President and Chief Operating Officer of the Company to hold such offices until the next meeting of shareholders at which directors are elected and until their successors are duly elected and/or appointed.



		4.13 The Board shall have amended the By-laws to adopt by-law provisions set forth on Exhibit 4.13 hereto.



		4.14  The Board shall have amended the By-laws to amend
Article III, Sections 3 and 4 thereof, which, as so amended, shall read as follows in their respective entirety:



"SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this By-law, immediately after the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution; provided, however, that at least one regular meeting of the Board of Directors shall be held each calendar quarter; provided, further, that if, during the period (the "Initial Period") commencing on the Closing Date (as defined in the Preferred Stock Purchase Agreement (the "Agreement") dated March 23, 1995 by and between the corporation and RGP Holdings, Inc.) and ending upon the completion of the first meeting of shareholders of the Company after the Closing Date at which directors of the Company are elected, a regular meeting has not been called prior to the 15th day of the last month of any calendar quarter, such meeting shall take place at the offices of the Company, at 10:00 a.m. on the last Wednesday of such last month of the calendar quarter; provided that such date falls within the Initial Period.



SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, president or any two directors; provided, however, that



		(i) if during the Specified Period the Purchaser Nominees (as both such terms are defined in the Agreement) do not constitute a majority of the board, and



		(ii) so long as the Purchaser Group (as defined in Section 6.3 of the Agreement) beneficially owns forty-five percent (45%) or more of the number of common shares of the corporation beneficially owned by the Purchaser Group upon consummation of the Rights Offering (as defined in the Agreement), and if the Rights Offering is not consummated, then based on 2,328,267 (as such number may be adjusted as described below) shares of Common
Stock, consisting of 661,600 shares beneficially owned by the Purchaser Group on March 23, 1995 and the 1,666,667 (as such number may be adjusted pursuant to the Statement of Resolution authorizing such shares) additional shares that would be beneficially owned by the Purchaser Group upon conversion of all Preferred Stock (as defined in the Agreement), then special meetings of the board of directors may be called only by or at the request of the chairman of the board or president. The person or persons authorized to call special meetings of the board of directors may fix any place in the United States as the place for holding any special meeting of the board of directors called by them."



		Notwithstanding any other provision of this Agreement, and in addition to the conditions set forth above, the obligation of the Purchaser to consummate the transactions contemplated hereby shall be subject to the receipt by the Company of the Fairness
Opinion (as defined herein) not later than ten days after the mailing of the Notice to Shareholders and the receipt of the NASD Consent, which in turn shall occur not later than five days after the execution of this Agreement.



		4.15 Shareholders Meeting. The Board shall have set a date within one hundred twenty (120) days after the Closing for a meeting of the shareholders of the Company for the purpose of electing directors of the Company, and shall have selected a slate of nominees for election to the Board which includes five
Purchaser Nominees (as defined in Section 6.3 hereof and four
Minority Nominees (as defined in Section 6.3 hereof)); provided, however, that no such date shall be set without the prior approval of the Purchaser, which approval shall not be unreasonably withheld in light of the statutory and NASD requirements that the Company hold such a meeting.





ARTICLE 5



Conditions Precedent to Obligations of the Company



	Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent, any of which may be waived by the Company:



		5.1 Accuracy of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall, when made and at and as of the Closing, be true and correct in all material respects.



		5.2 Performance by the Purchaser. The Purchaser shall have duly performed and complied in all material respects with all terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.



		5.3 Officer's Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, to the effect that the Purchaser has duly performed and complied with the conditions set forth in Section 5.1 and 5.2 hereof.



		5.4 Legal Proceedings. There shall not be any actual or threatened action or proceeding by or before any court, administrative agency or other governmental body which (i) seeks to restrain, prohibit or invalidate any of the parties hereto from entering into, or the performance of the transactions contemplated by, this Agreement, and (ii) in the opinion of counsel for the Company, has a reasonable probability of success on the merits.



		5.5 Opinion of Counsel. The Company shall have received from Michael Conley, Esq., Secretary and Associate Counsel of the
Purchaser, an opinion as to the matters covered by Sections 3.1 and 3.2 hereof.



		5.6 Waiver and Consent from Banks. The Company shall have received the Bank Waiver and Consent on terms reasonably acceptable to the Company.

		5.7 Fairness Opinion. The Company shall have received a fairness opinion from Mesirow Financial, Inc. (the "Fairness
Opinion") in form and substance reasonably acceptable to the Special Committee of the Board of Directors of the Company established by resolution of the Board of Directors on January
17, 1995 (the "Special Committee").



		5.8 NASD Compliance. The Company shall have made the NASD Application and received the NASD Consent and a period of ten days shall have elapsed from the date of the mailing (not including the date of mailing) of the Notice to Shareholders.





ARTICLE 6



Affirmative Covenants



	The parties hereto further covenant and agree as follows:



		6.1 Fulfillment of Obligations; Notice of Breach. Subject to the receipt of the NASD Consent, contemporaneously with the execution of this Agreement (or as soon thereafter as the NASD
Consent is obtained), the Company will mail to its shareholders the Notice to Shareholders and shall take all actions as may be reasonably necessary or desirable to avail itself of the exception referred to therein.



	The Company will promptly give notice to the Purchaser of the occurrence of any event or the failure of any event to occur that results, or is reasonably likely to result, in a material breach of any representation or warranty hereunder by the Company or a failure by the Company to comply with any material covenant, condition or agreement contained herein. If at any time prior to the Closing Date a new event or condition exists which would have been required to be disclosed in this Agreement or in the Exhibits or Schedules hereto had it existed on the date hereof, then the Company shall promptly disclose such event or condition to the Purchaser in writing.



		6.2 Accounts and Reports. The Company will maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied (except changes approved by the Board and the Company's independent accountants) and will keep proper financial records.



		6.3     Corporate Governance.



		A. At the Closing, and for a period of three years thereafter (the "Covered Period"), the Purchaser shall have the right to designate a majority (rounded up to the nearest whole number) of the Company's nominees for election to the Board; provided, that such nominees are "Suitable Directors." The nominees designated by the Purchaser are herein referred to as the "Purchaser
Nominees." The Purchaser agrees that during the first year of the Covered Period, three of the Purchaser Nominees will be Independent Directors (as defined in Exhibit 4.13), and during the second two years of the Covered Period, at least one of the Purchaser Nominees will be an Independent Director. In furtherance of the foregoing, the Company, acting through its Board and in accordance with its Articles of Incorporation, By-laws and applicable law, shall recommend in the proxy statement for each annual or special meeting of shareholders at which directors shall be elected, and shall recommend at each such shareholders meeting, as part of the management or Board slate for election to the Board, the Purchaser Nominees. All shares for which the Company's management or Board holds proxies
(including undesignated proxies) shall be voted in favor of the election of such Purchaser Nominees, except as may otherwise be provided by shareholders submitting such proxies. In the event that any Purchaser Nominee shall cease to serve as a director for any reason, the Company shall cause (subject to the provisions of applicable law) the vacancy resulting thereby to be filled as promptly as practicable by a Suitable Director selected by the Purchaser. The Purchaser shall cause the Purchaser Nominees to provide the Company with such information as the Company may reasonably request for inclusion in the Company's proxy statement for each meeting at which their election is to be acted upon. "Suitable Directors" shall mean
(x) persons of appropriate experience who possess the same level of general business experience as the present non-employee members of the Board, and (y) persons with respect to whom no disclosure would be required in compliance with the requirements of Item 401(f) of the Commission's Regulation S-K. The parties hereto agree that the determination of "appropriate experience," as such term is used in the preceding sentence, shall be made in good faith and subject to their fiduciary obligations by a majority of the Company's Independent Directors (as defined in Exhibit 4.13). If a nominee designated by the Purchaser is determined not to be a Suitable Director, the directors who made such determination shall set forth, in reasonable detail, their reasons for such determination in a written statement to be delivered to the Purchaser promptly after such determination.
The Purchaser agrees that Mr. Raymond F. Gross, who has a consulting agreement with the Company until December 31, 1995, is an Independent Director within the definition set forth in
Exhibit 4.13.



		During the Covered Period, the directors, other than those directors who are Purchaser Nominees (the "Other Incumbent
Directors"), will be entitled to designate four nominees for election to the Board (the "Minority Nominees"); provided, however, that the Other Incumbent Directors' right to designate nominees shall be subject to, and the Minority Nominees shall include the persons designated pursuant to, the Echlin
Agreement, if any. During the Covered Period, at least two of the Minority Nominees will be Independent Directors. In furtherance of the foregoing, the Company, acting through its Board and in accordance with its Articles of Incorporation, By-laws and applicable law, shall recommend in the proxy statement for each annual or special meeting of shareholders at which directors shall be elected, and shall recommend at each such shareholders meeting, as part of the management or Board slate for election to the Board, the Minority Nominees. Subject to the directors fiduciary obligations and their good faith determination that nominees are Suitable Directors, the Purchaser and the Company each agrees to use its best efforts to effectuate the provisions of the preceding sentence. If a nominee designated by the Other Incumbent Directors is determined not to be a Suitable Director, the directors who made such determination shall set forth, in reasonable detail, their reasons for such determination in a written statement to be delivered to the Other Incumbent Directors promptly after such determination.



		In furtherance of the foregoing, the Company's Management or Board, as the case may be, subject to their fiduciary obligations, shall cumulate all votes with respect to shares for which they held proxies in such a manner so as to use the fewest votes necessary to assure the election of all of the Purchaser
Nominees and to cumulate all remaining votes to elect as many of the Minority Nominees as possible in the order selected by the Minority Nominees. The Purchaser and the Company will each use its best efforts to effectuate the provisions of this Section
6.3.



		In addition, during the Covered Period, the Purchaser and the Company shall use their respective best efforts to cause the Purchaser Nominees to appoint an Other Incumbent Director to each committee of the Board of Directors; provided, however, that it is agreed that the members of the Special Committee, who are required to make certain determinations under the provisions of the Agreement and the Statement of Resolution, shall not include any Purchaser Nominees; provided, further that at the time of each such determination there are at least three members of the Special Committee.



		Notwithstanding anything to the contrary contained herein, if at any time during the Covered Period, there cease to be any Other Incumbent Directors other than by reason of a breach by the Purchaser, the Company or any of the Purchaser Nominees of this Section 6.3, then the provisions contained in this Section
6.3 which accord rights to, or require performance of any obligations by, the Other Incumbent Directors shall be of no further force or effect; and, provided further, that if there are Other Incumbent Directors, but such directors are unable or unwilling (whether as a result of death, disability or other reason) to exercise any rights accorded to or any responsibilities imposed upon them pursuant to this Agreement within a reasonable time, then to the extent of such non-performance and with respect solely to the matter(s) to which such non-performance relates, the approval of the Other
Incumbent Directors shall not be required.



		During the Covered Period, the Board will consist of nine members.



		B. Consent Rights. During the Specified Period (as defined herein), the Company shall not take (or allow to be taken by any Subsidiary) any of the following actions without the affirmative vote or written consent of the Purchaser (unless the Purchaser does not act within 20 days of receipt of written notice to the Purchaser by the Company or any member of the Special Committee of the action proposed to be taken or not taken by the Company, such notice to include a reasonably detailed description of the proposed action or inaction):



			(i) sell, lease or otherwise convey or dispose of any material asset or group of assets of the Company or any of its Subsidiaries,



			(ii) engage in any line of business not similar to the businesses in which the Company is currently engaged,



			(iii)   assume or incur any material amount of
indebtedness,



			(iv) subject any material assets of the Company or any of its Subsidiaries to any material lien, claim or encumbrance,



			(v) accelerate the collection of any material amount of accounts receivable of the Company or any of its Subsidiaries,



			(vi) effect any non-scheduled reduction in a material amount of debt of the Company or any of its Subsidiaries,



			(vii) discharge, other than for cause, any management employee or hire any new management employee or appoint any officers of the Company or any of its Subsidiaries,



			(viii) pay (other than regularly scheduled compensation to its employees and non-employee directors at levels no greater than those in effect immediately prior to the date hereof, subject to clause (xiii) below), loan or advance any amount to, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to or from, or enter into any agreement or arrangement of any kind with, any of its employees
(other than customary employment arrangements with non-management employees and normal travel advances and expense reimbursements), officers, directors, consultants, shareholders or any Affiliate or Associate (as defined in Rule 12b-2 of the Securities Exchange act of 1934, as amended) of any of the foregoing,



			(ix) make any material capital expenditures other than in the ordinary course of business consistent with past practice,



			(x) void or take any action or fail to take any action which would result, with the giving of notice or the passage of time or both, in the voiding of any material agreement, or exercise any option to renew, or extend, any material agreement or renew any material agreement for any period of time,



			(xi) acquire, directly or indirectly, by redemption or otherwise, any shares of capital stock of the Company, declare or pay any dividends thereon in cash, securities or other property or make any other distribution with respect thereto
(other than with respect to the Rights Offering and dividends on the Preferred Stock or redemption of the Preferred Stock pursuant to the provisions of the Statement of Resolution),



			(xii) sell, grant or otherwise issue any shares of capital stock or any other securities or any instruments convertible into or exchangeable or exercisable for, any securities of the Company or any of its Subsidiaries (other than issuances of Common Stock pursuant to the proper exercise of currently outstanding employee stock options, pursuant to the Rights
Offering or upon conversion of the Preferred Stock, and dividends on the Preferred Stock) ,



			(xiii) increase the compensation (by way of salary, bonus or otherwise) of any officer, director, employee (other than increases for non-management employees in the ordinary course of business and which will not be material to the Company's consolidated condition (financial or otherwise)) or consultant of the Company;



			(xiv) dissolve, liquidate or wind-up the Company or any of its Subsidiaries; or



			(xv) enter into any agreement, commitment or understanding with respect to any of the foregoing.



		The term "Specified Period" shall mean the period from the Closing Date to the first date upon which the Purchaser Nominees are elected to, and constitute a majority of, the Board and all other times during the Covered Period in which, for any reason whatsoever, the provisions of Section 6.3 of this Agreement or for as long as the Preferred Stock is outstanding the provisions of Section 10(b) of the Statement of Resolution are not in full force and effect and binding and enforceable against the Company.



		C. In addition to the requirements of Article III, Sections 14 and 15 of the By-Laws, during the Covered Period, any transaction between the Company and the Purchaser (or any Affiliates or Associates thereof) in which such person (and its Affiliates or Associates) have a financial interest of $30,000 or more (other than a proportionate interest as a 5% or less shareholder of any public company) must be approved by a majority of the Interested Transaction Committee (as defined below); provided, however, that a relocation of the Company's offices shall not require such approval if the lease with respect to any such relocated office is a fair market lease;
provided, however that the Other Incumbent Directors shall determine whether such lease is a fair market lease. For the purposes of this Section 6.3, the Interested Transaction
Committee (x) for the first year after the Closing, shall be comprised of all of the Other Incumbent Directors and (y) for the other two years of the Covered Period shall be comprised of all of the Other Incumbent Directors and one Independent
Director designated by the Purchaser who is a Purchaser Nominee.



		D. The Purchaser agrees that, during the Covered Period, without the consent of a majority of the Interested Transaction
Committee, it will not sell all or substantially all of its shares of Preferred Stock or Common Stock as a block to a single purchaser or group of related purchasers (other than underwriters of a public offering) unless the other shareholders of the Company are given the opportunity to participate in the transaction on economically equivalent terms.



		E. The provisions of Sections 6.3A, B, C and D, shall terminate, and be of no further force or effect, and the By-laws in effect on the date hereof shall be reinstated on the first date upon which the Purchaser Group (as defined below) beneficially own less than forty-five percent (45%) of the number of shares of Common Stock beneficially owned by the Purchaser Group upon the consummation of the Rights Offering, and if the Rights offering is not consummated, then based on 2,328,267 (as such number may be adjusted as described below) shares of Common stock, consisting of 661,600 shares presently beneficially owned by Purchaser and the 1,666,667 (as such number may be adjusted pursuant to the Statement of Resolution) additional shares that would be beneficially owned by the Purchaser upon conversion of all shares of the Preferred Stock.



		The term "Purchaser Group" shall mean (i) the Purchaser, (ii) Raymond Perelman, (iii) any Affiliate of Raymond Perelman, (iv) the spouse or any lineal ancestor or descendent of Raymond
Perelman or his spouse or (v) any trust, the beneficiaries of which are the persons referred to in the foregoing clauses (ii) or (iv).



		F. If the condition to Closing set forth in Section 4.15 hereof is not satisfied and the Purchaser nevertheless proceeds with the Closing hereunder, the Board thereafter shall set the earliest practicable date within one hundred twenty days after the Closing Date, for a meeting of the shareholders of the Company for the purpose of electing directors of the Company and shall take, or cause to be taken, all actions reasonably necessary or desirable to cause such meeting to be held at such earliest practicable date; provided, however, that no such date shall be set without the prior approval of the Purchaser, which approval shall not be unreasonably withheld in light of the statutory and NASD requirements that the Company hold such a meeting.



		G. The Special Committee (whose membership shall consist of those directors serving on such committee on the date hereof or Other Incumbent Directors and shall in no event have as a member any persons affiliated with or nominated by the Purchaser or Mr.
Perelman or Mr. Katz) shall have the full and sole power and authority to control, and to make all decisions with respect to, the Rights Offering (as hereinafter defined) and those other matters in this Agreement and in the Statement of Resolution which are within the province of the Special Committee;
provided, however, that it is understood and agreed that the Special Committee will consult with, and receive input from, all directors of the Company who are not members of the Special
Committee and the Purchaser with respect to the disclosure to be included in the Rights Offering Materials (as hereinafter defined); and provided, further that all disclosure to be included in the Rights Offering Materials shall be reasonably acceptable to the Purchaser; and provided, further, that in the event that the Purchaser objects to any disclosure to be included in the Rights Offering Materials and the issue is not resolved by the Purchaser and the Special Committee within a reasonable period of time, the issue shall be resolved by the reasonable opinion of legal counsel to the Special Committee that the statements in the Rights Offering Materials to which the Purchaser objects are required to be included in the Rights
Offering Materials by applicable law.



		6.4 Fees and Expenses. All of the parties hereto will bear their own expenses, including but not limited to accounting and legal expenses, incurred in connection with the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall be responsible for and shall promptly pay the Purchaser's reasonable out-of-pocket legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement (and the agreements which have been, and/or will be, executed and delivered pursuant to or in connection with this Agreement) or to be incurred in connection with the transactions contemplated hereby (including, without limitation, all reasonable costs and expenses incurred in connection with the letter of intent dated February 21, 1995 between the Company and RGP (the "Letter of Intent")), whether or not the Closing occurs (such costs and expenses being referred to herein as the "Purchaser Costs"), upon the submission of reasonably detailed invoices therefor, provided such costs and expenses shall not exceed the Company's legal and accounting costs and expenses.



		6.5     Conversion of Preferred Stock/Rights Offering.



		(a) The Special Committee will, within 10 days of the Closing, elect to either (x) cause all, but not less than all, of the Preferred Stock to be converted into Common Stock at the Conversion Price or (y) cause the Company to conduct an offering of Common Stock purchase rights as described below (the "Rights Offering"). The date upon which the Special Committee makes the foregoing election is referred to herein as the "Election Date."



		(b) If the Company elects to conduct the Rights Offering, then as soon as practicable after such election, and in any event within 120 days of the Election Date, the Company shall offer each of the shareholders of the Company (including the Purchaser and all the beneficiaries of the Company's Employee
Stock Ownership Plan (the "ESOP") who have stock allocated to their accounts) the non-transferable right (except as set forth below with respect to the ESOP) (the "Rights") to subscribe for sixty-eight one-hundredths (.68) of a share of Common Stock with respect to each share of Common Stock owned by such shareholders at a subscription price per share of Common Stock equal to the Conversion Price. Subscriptions for fractional shares will not be accepted, but will be rounded down to the nearest whole number.



		Pursuant to the Rights Offering, each shareholder of the Company will receive one Right for each share of Common Stock held by him. The Purchaser will commit to subscribe for its pro rata portion of shares of Common Stock offered pursuant to the Rights issued to it based on the number of shares of Common
Stock owned by the Purchaser at the time of the Rights Offering.
If the shareholders of the Company (including the Purchaser and all the beneficiaries of the ESOP who have stock allocated to their accounts) subscribe for less than 2,500,000 shares of Common Stock (representing an aggregate subscription price of approximately $7.5 million) (such number of shares less than 2,500,000 being referred to herein as the "Share Deficiency"), then the Purchaser will subscribe for that number of additional shares of Common Stock as is equal to the Share Deficiency, and shall pay the subscription price for such additional shares of Common Stock (and for the Common Stock for which it subscribes directly) by tendering to the Company Preferred Stock valued at the Conversion Price. Notwithstanding the foregoing, in no event shall the Purchaser be required or permitted to acquire more than 1,666,667 shares of Common Stock (including its pro rata subscription for Common Stock in the Rights Offering).
Immediately upon the completion of the Rights Offering, the Company will use the net proceeds from the Rights Offering to redeem all of the Preferred Stock not tendered to the Company as payment for shares of Common Stock as the result of a Share
Deficiency at a per share redemption price equal to the stated value of the Preferred Stock plus, if the redemption occurs more than 140 days from the Election Date, accrued and unpaid dividends to the date of redemption. The Company will use all reasonable efforts to file a registration statement with respect to the Rights Offering with the Commission within 50 days of the Election Date, and to have such registration statement declared effective by the Commission within 110 days of the Election
Date, and to consummate such rights offering within 140 days of the Election Date. The Registration Statement, the prospectus included therein, and the other materials used in connection with the Rights Offering are referred to herein as the "Rights
Offering Materials."



		In connection with the Rights Offering, the Company will (i) prepare and file and use its reasonable efforts to have declared effective a registration statement under the Act related thereto; (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of the offering and to comply with the provisions of the Act; (iii) use all reasonable efforts to register or qualify all Rights, to the extent necessary, and the shares of Common Stock issuable upon the exercise of the Rights and to the Purchaser as a result of a Share Deficiency under any applicable securities or blue sky laws; and (iv) to do any and all other things reasonably necessary or advisable to consummate the distribution of the Rights and the consummation of the Rights Offering in compliance with the Act and all applicable state securities and blue sky laws; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for the Rights Offering, (y) subject itself to taxation in any such jurisdiction or (z) consent to general services of process in any such jurisdiction..



		(c) Notwithstanding anything to the contrary contained herein, in the event that (i) the Company elects to but does not consummate the Rights Offering, (ii) the Company used all reasonable efforts to effectuate the Rights Offering in accordance with this Section 6.5 and (iii) the Company has not breached any of its obligations under this Agreement or the Statement of Resolution, the Company shall have the right, exercisable prior to October 31, 1995, to convert all, but not less than all, of the Preferred Stock to Common Stock at the Conversion Price.



		6.6 Additional Resignations. As soon as practicable after the Closing, the Company will accept the resignations of, and appoint successors acceptable to the Purchaser for, Donald
Santucci in his capacities as an officer and/or director of subsidiaries of the Company and as a plan administrator and/or trustee of any employment benefit plans or programs maintained by the Company or any of its subsidiaries.



ARTICLE 7



Miscellaneous



		7.1 Survival of Representations. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery hereof and the issuance of the Preferred Stock for a period of eighteen months following the date hereof; provided, however, that the representations, warranties, covenants and agreements contained in Sections 2.1,
2.2 and 2.3 shall survive indefinitely; provided, further, that with respect to any covenant, term or provision to be performed hereunder or in any of the documents or agreements delivered in connection with the transactions contemplated hereby, the rights of indemnification under this Article 7 shall survive until such covenant, term or provision has been fully paid, performed and/or discharged, as appropriate.



		7.2     Indemnification.



			(a) The Company agrees to indemnify and hold the Purchaser and its respective partners, officers and directors harmless against and in respect of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) that the Purchaser and such other indemnitees may suffer or incur as a result of, relating to, or in connection with or which arise out of or are based upon (i) any breach of any of the representations, warranties, covenants or agreements by the Company set forth herein, in the Registration Rights Agreement and in the Officer's Certificate referred to in Section 4.3 hereof or (ii) any untrue statement or alleged untrue statement of any material fact contained in or omission or alleged omission to state in any of the Rights
Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made except insofar as the untrue statement, alleged untrue statement, omission or alleged omission is based upon information furnished in writing to the Company by the Purchaser expressly for use in the Rights Offering Materials (notwithstanding with respect to clauses (i) and (ii) above any investigations or verifications made by or on behalf of the Purchaser, but in any event subject to Section 3.7 hereof). Notwithstanding anything herein to the contrary, the Company shall in no event be liable to the Purchaser or the other indemnitees under this Section 7.2(a) with respect to the breach of any covenant or agreement contained herein or in the Registration Rights Agreement to the extent that such breach primarily was the result of acts or omissions of the Purchaser, Mr. Perelman or Mr. Katz (or any
Affiliates or Associates of Mr. Perelman).



			(b) The Purchaser agrees to indemnify and hold the Company and its directors, officers and shareholders harmless against and in respect of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorneys' fees) that the Company and such other indemnitees may suffer or incur as a result of, relating to, or in connection with or which arise out of or are based upon (i) any breach of any of the representations, warranties, covenants or agreements by the Purchaser set forth herein or in the Officers Certificate referred to in Section 5.3 hereof, or (ii) any untrue statement or alleged untrue statement of any material fact contained in or omission or alleged omission to state in any of the Rights
Offering Materials a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made if and only to the extent that such untrue statement, alleged untrue statement, omission or alleged omission is based upon information furnished to the Company in writing by the Purchaser expressly for use in the Rights Offering Materials
(notwithstanding with respect to clauses (i) and (ii) above any investigations or verifications made by or on behalf of the Company).



			(c) Notwithstanding anything herein to the contrary, the Purchaser and the other indemnitees referred to in Section
7.2(a) above shall in no event be entitled to receive in the aggregate an amount in excess of the sum of (x) the Purchase
Price and (y) the Purchaser Costs (not previously reimbursed) by reason of any and all damages, losses, liabilities, obligations, costs and expenses (including reasonable attorney's fees) that arise out of a breach of the Company's representation contained in Section 2.6(ii) of this Agreement, except any breach that was caused by the willful failure of the Company (defined to be those officers set forth in Section 2.16 hereof) to disclose matters of which they were aware.



		7.3 Incorporation by Reference. All Exhibits and Schedules referred to this Agreement are herein incorporated by reference and made a part hereof. Disclosure included in any Schedule shall be disclosure for purposes of all Schedules. The inclusion of any matter in any Schedule shall not be deemed to constitute an admission by the Company, or otherwise imply, that any such matter is material for the purposes of this Agreement.



		7.4 Parties in Interest. All covenants, agreements, representations, warranties and undertakings contained in this Agreement by and on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.
This Agreement is not assignable by either party hereto without the prior written consent of the other party, except that the Purchaser shall have the unrestricted right to assign this Agreement and to delegate all or any of its obligations hereunder to any entity controlling, controlled by or under common control with the Purchaser, without releasing the Purchaser from its obligations hereunder.



		7.5 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits and Schedules) and the other agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede all prior agreements, written or oral, with respect thereto, including, without limitation the Letter of Intent. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by both of the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege.



		7.6 Governing Law. This Agreement and the rights and obligations of the parties hereunder are to be governed and construed in accordance with the internal laws of the State of Illinois, without regard to the conflicts of law principles thereof.



		7.7 Advice of Counsel. Each of the parties has had the benefit of the advice of counsel of its own choice in the negotiating, drafting and execution of this Agreement, and the language in all parts of this Agreement is the product of the efforts of all counsel. Accordingly, neither the entire
Agreement nor any provision in it shall be (a) deemed to have been proposed or drafted by any party, or (b) construed against any party.



		7.8 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally against written receipt, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally against written receipt, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United
States mails, as follows:



			(i)     if to the Purchaser, to:



				RGP Holdings, Inc.

				225 City Line Avenue

				Bala Cynwyd, Pennsylvania 19103

				Telephone:  (610) 660-8806

				Telecopy:  (610) 660-8817



with a copy to:



				Martin Nussbaum, Esq.

				Shereff, Friedman, Hoffman & Goodman, LLP

				919 Third Avenue

				New York, New York 10022

				Telephone:  (212) 758-9500

				Telecopy:   (212) 758-9526





			(ii)    if to the Company, to:



				Champion Parts, Inc.

				2525 22nd Street

				Oak Brook, Illinois  60521

				Attention:  President

				Telephone:  (708) 573-6600

				Telecopy:   (708) 574-3128



with copies to:



				Louis E. Rosen, Esq.

				Lord, Bissell & Brook

				115 South Lasalle Street

				Chicago, Illinois 60603

				Telephone:  (312) 443-0700

				Telecopy:   (312) 443-0336



						and



				Samuel B. Fortenbaugh, III, Esq.

				Morgan, Lewis & Bockius

				101 Park Avenue

				New York, New York 10178

				Telephone:  (212) 309-6000

				Telecopy:   (212) 309-6273



						and



				Calvin A. Campbell, Jr.

				Chairman of the Special Committee

				c/o Goodman Equipment Corp.

				5430 West 70th Place

				Bedford Park, Illinois 60638

				Telephone:  (708) 496-1188

				Telecopy:  (708) 496-3939



Any party may by notice given in accordance with this section to the other party designate another address or person for receipt of notices hereunder.



		7.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.



		7.10 Effect of Headings. The section and paragraph headings herein are for convenience only and shall not affect the construction hereof.



		7.11 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provisions hereof so long as the essential substance of the transactions between the parties has been maintained. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provisions as may be possible and be valid and enforceable.



		7.12 Remedy For Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Purchaser would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Purchaser shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by the Purchaser to claim damages, to obtain a temporary and/or permanent injunction (without proving a breach therefor) to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which the Purchaser may have at law or in equity.



	IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first set forth above.





CHAMPION PARTS, INC.



By:     _________________________________

	Chairman of the Special Committee

	of the Board of Directors and

	Designated Agent





RGP HOLDINGS, INC.





By:     _________________________________







EXHIBIT 4.13



ARTICLE III SECTIONS 14 AND 15







	SECTION 14.  AFFILIATED TRANSACTIONS

	So long as the Purchaser Group (as defined in Section 6.3 of the Preferred Stock Purchase Agreement ("Agreement") dated March
23, 1995 by and between Champion Parts, Inc. (the "Corporation") and RGP Holdings, Inc.) beneficially owns forty-five percent or more (45%) of the number of common shares beneficially owned by the Purchaser Group upon consummation of the Rights Offering (as defined in the Agreement), and if the Rights Offering is not consummated, then based on 2,328,267 (as such number may be adjusted as described below) shares of Common Stock (as defined in the Agreement), consisting of 661,600 shares beneficially owned by the Purchaser Group on March 23, 1995 and the 1,666,667
(as such number may be adjusted pursuant to the Statement of Resolution authorizing such shares) additional shares that would be beneficially owned by the Purchaser Group upon conversion of all Preferred Stock (as defined in the Agreement), no officer, director, beneficial owner of more than 10% (other than Echlin, Inc.) of the Corporation's issued and outstanding Voting
Securities (as defined below) or any Affiliates or Associates
(as defined in Rule 12b-2 under the Securities Exchange Act of
1934, as amended) (other than Echlin, Inc.) of any of the foregoing shall engage in any transaction with the Corporation that is (i) described in or contemplated by the definition of "business combination" contained in the Illinois Business Corporation Act of 1983 or (ii) in which such person and/or any such Affiliate and Associate (other than Echlin, Inc.) have a financialinterest of $30,000 or more, other than a proportionate interest as a 5% or less shareholder of any other public company, unless in each case such transaction shall have been previously approved by the affirmative vote of a majority or more of those members of the board of directors (rounded up to the nearest whole number) who are Independent Directors. For purposes hereof, a person shall be deemed to be an "Independent Director" if he or she (a) is not an executive officer or an employee of the Corporation, or any subsidiary or affiliate of the Corporation, (b) has not served as an executive officer of the Corporation at any time during the two years preceding his or her election as a director of the Corporation, (c) is not a family member (i.e., parent, sibling, grandparent, mother-in-law, father-in-law, spouse, former spouse, child, stepchild, grandchild or any other blood or legal relative) of any executive officer or employee described in clauses (a) or
(b) of this Section 14, and (d) is not a person, and is not a family member of or an Affiliate or Associate of any person (a "Related Person"), who beneficially owns 10% or more (other than Echlin, Inc.) of the securities of the Corporation then entitled to vote in the election of directors ("Voting Securities").



	SECTION 15.  MODIFICATION OF BY-LAWS

	On or prior to March 22, 1998, Sections 2, 14 and 15 and, during the Initial Period (as defined in Section 3 of Article
III of the By-laws), Section 3 of this Article III of the By-laws may be altered, amended or repealed only by a vote of seventy-five percent (75%) of the total number of the members of the Board of Directors of the Corporation then in office who are Independent Directors, as defined above, or by the vote of the holders of a majority of the outstanding Voting Securities, as defined above, entitled to vote thereon. If any provision of this Article III Section 15 is inconsistent with any of the other provisions of these By-laws, the provisions of this
Article III Section 15 shall prevail and such other inconsistent provisions of these By-laws shall be deemed amended, modified or superseded to the extent necessary to eliminate such inconsistency.

Exhibit 4.8



REGISTRATION RIGHTS AGREEMENT





		REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of March ____, 1995 by and between RGP Holdings, Inc., a
Pennsylvania corporation (the "Purchaser") and Champion Parts,
Inc., an Illinois corporation (the "Company").



		WHEREAS the Purchaser and the Company have entered into a Preferred Stock Purchase Agreement (the "Stock Purchase
Agreement") dated March __, 1995 pursuant to which the Purchaser has purchased $5,000,001 of the Company's Series A Cumulative
Redeemable Convertible Voting 9% Preferred Stock, no par value per share (the "Preferred Stock");



		NOW, THEREFORE, in consideration on the foregoing premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledge, the parties hereto hereby agree as follows:



ARTICLE I.

DEFINITIONS



		SECTION 1.1. Definitions. The following terms shall have the meanings ascribed to them below:



		"Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.



		"Common Stock" means the Common Shares, par value $.10 per share, of Champion Parts, Inc., as it may exist from time to time.



		"Demand Registration" means a Demand Registration as defined in Section 2.1.



		"Holder" means any person who now holds or shall hereafter acquire and hold (x) Preferred Stock convertible into not less than 175,000 shares of Common Stock and/or (y) not less than 175,000 shares of Registrable Securities.



		"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.



		"Piggy-Back Registration" means a Piggy-Back Registration as defined in Section 2.2.

		"Preferred Stock" means the Company's Series A Cumulative Redeemable Convertible Voting 9% Preferred Stock, no par value per share.



		"Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.



		"Registrable Securities" means the shares of Common Stock issued or issuable upon conversion of the Preferred Stock until
(i) a Registration Statement covering such shares of Common
Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of pursuant to such effective Registration Statement, or (ii) such shares of Common
Stock are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (iii) such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing the legend required pursuant to the Stock Purchase Agreement (or other legend of similar import) and not subject to any stop order and such Common Stock may be resold by the person receiving such certificate without complying with the registration requirements of the Securities Act.



		"Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration
Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration
Statement.



		"Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.



		"Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement under the Securities Act.



		"Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.



ARTICLE II.

REGISTRATION RIGHTS



		SECTION 2.1. Demand Registration. (a) Request for Registration. At any time and from time to time after October
31, 1995, any Holder or Holders may make written requests (individually, a "Request") on the Company for the registration of the offer and sale of the Registrable Securities under the Securities Act (such registration being hereinafter referred to as a "Demand Registration"). Subject to the penultimate sentence of Section 2.1(b), the Company shall have no obligation to effect more than three Demand Registrations; provided, however, that the Company shall not be required to effect more than one Demand Registration on a Registration Statement on Form
S-1 or S-2 (or any substitute form that may be adopted by the Commission); provided, further, however that if at the time that a Request for a Demand Registration is made (x) the Company has previously effected a Demand Registration on a Registration Statement on Form S-1 or S-2 (or any substitute form that may be adopted by the Commission) and (y) the Company is not eligible to effect the Demand Registration on a Registration Statement on Form S-3 (or any substitute form that may be adopted by the Commission), then the Company shall be required to effect one additional Demand Registration on a Registration Statement on Form S-1 or S-2 (or any substitute form that may be adopted by the Commission). Any Request will specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale.
The Company shall not be required to effect a Demand
Registration pursuant to this Section 2.1 unless (i) such Demand Registration covers the lesser of (x) an aggregate of at least 175,000 shares of Registrable Securities and (y) the total number of Registrable Securities held by all Holders and (ii) the date that the Company anticipates, in good faith, that the Commission would declare the Registration Statement relating to such Demand Registration effective is at least 180 days after the completion of the sale of Registrable Securities pursuant to any other Demand Registration effected pursuant to this Section
2.1. The Company shall give written notice of such Request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any such Holder, such Holder may request in writing that all or any portion of its Registrable Securities be included in such Registration Statement and the Company shall include in the Registration Statement for such Demand Registration the Registrable
Securities of all Holders that requested to be so included.
Each such request by such other Holders shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale.
The registration rights of the Holders under this Article II shall be subject to the rights, if any, of Echlin, Inc.
contained in that certain Stock Purchase Agreement dated March
10, 1987 between Echlin, Inc. and the Company.



		(b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after the Registration
Statement has become effective, the offering and/or sale of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court prevents or otherwise limits the offer and/or sale of the Registrable Securities pursuant to the Registration Statement, other than in each case primarily as a result of acts or omissions of the Holder or any agent thereof, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this
Section 2.1 is deemed not to have been effected or (ii) the Registration Statement relating to a Demand Registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 120 days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such Registration Statement, then the Company shall continue to be obligated to effect such Registration pursuant to this Section 2.1. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Demand Registration Statement; provided that in the event of such withdrawal, such Holders shall be responsible for the fees and expenses referred to in Section 3.2(viii) hereof incurred by such Holders with respect to such Demand
Registration prior to such withdrawal.



		(c) Selection of Underwriter. If the Holders of a majority of the Registrable Securities participating in a Demand
Registration so elect, the offering of such Registrable
Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holders making such Demand Registration shall select one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering; provided that such Underwriter or Underwriters are reasonably acceptable to the Company.



		SECTION 2.2. Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than (x) a Registration Statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), (y) a Registration Statement pursuant to a Demand Registration pursuant to Section 2.1 or (z) the
Registration Statement relating to the Rights Offering (as defined in the Stock Purchase Agreement)), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable
Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method(s) of distribution thereof and shall also state the firm intent of the Holder to offer
Registrable Securities for sale) (a "Piggy-Back Registration").
The Company shall use all reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof.
Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration
Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw, provided that in the event of such withdrawal (other than pursuant to Section 2.3(c) hereof), such Holder shall be responsible for the fees and expenses referred to in Section 3.2(viii) hereof incurred by such Holder prior to such withdrawal relating to such Registration Statement. The Company may withdraw a Piggy-Back
Registration at any time prior to the time it becomes effective.



		No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).



		SECTION 2.3. Reduction of Offering. (a) Demand Registration. The Company may include in a Demand Registration pursuant to
Section 2.1 securities of the same class as the Registrable
Securities for the account of the Company and any other Persons who hold securities of the same class as the Registrable
Securities on the same terms and conditions as the Registrable
Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 have informed the Company in writing that it is their opinion that the total number of Registrable Securities, and securities of the same class as the Registrable Securities which Holders, the Company and any other
Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the Company and for the account of all such other Persons (other than the Holders) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if any, recommended by such managing Underwriter or Underwriters, and (ii) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer securities under any such Demand Registration unless the Holders of a majority of the Registrable Securities participating in the offering consent to the inclusion of such shares therein.



		(b) Piggy-Back Registration. (i) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Holders requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders and any other Persons holding securities of the same class as the Registrable Securities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then, the number of shares to be offered shall be reduced or limited in the following order of priority: first, the number of shares to be offered by all other holders of securities of the same class as the Registrable
Securities other than the Holders or other holders who demanded such registration ("Demand Holders") to the extent necessary to reduce the total number of shares as recommended by such managing Underwriter or Underwriters; and second, if further reduction or limitation is required, the number of shares to be offered for the account of the Holders shall be reduced or limited on a pro rata basis in proportion to the relative number of Registrable Securities of the Holders participating in such registration, provided, however, that if the registration is pursuant to a demand made by Demand Holders, then the number of Registrable Securities to be included in such registration shall be excluded before any shares held by Demand Holders are excluded to reduce the total number of shares requested to be included in such offering to the number of shares recommended by such managing Underwriter or Underwriters.



			(ii) If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 notify the Holders requesting inclusion in such offering that the kind of securities that the Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above or (y) if such reduction would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.



		(c)     If, as a result of the proration provisions of this
Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back
Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable
Securities in such registration (a "Withdrawal Election");
provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.





ARTICLE III.

REGISTRATION PROCEDURES



		SECTION 3.1. Filings; Information. Whenever the Company is required to effect or cause the registration of the offer and sale of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, the Company will use its best efforts to effect the registration of the offer and the sale of such Registrable
Securities in accordance with the intended method(s) of disposition thereof as quickly as practicable, and in connection with any such request:



		(a) The Company promptly will prepare and file with the Commission a Registration Statement with respect to the offer and sale of such securities and use its best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby;
provided, however, the Company shall not be required to keep such Registration Statement effective for more than 120 days (or such shorter period which will terminate when all Registrable
Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable);



		(b) The Company promptly will prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus.



		(c) The Company, at least ten (10) days prior to filing a Registration Statement or at least five (5) days prior to filing a Prospectus or any amendment or supplement to such Registration
Statement or Prospectus, will furnish to (i) each Selling
Holder, (ii) not more than one counsel representing all Selling
Holders, to be selected by a majority-in-interest of such Selling Holders, and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by each of the foregoing within five (5) days after delivery (except that such review and approval of any Prospectus or any amendment or supplement to such Registration
Statement or Prospectus must be within three (3) days after delivery), and thereafter, furnish to such Selling Holders, counsel and Underwriters, if any, for their review and comment such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement
(including each preliminary Prospectus) and such other documents or information as such Selling Holders, counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities; provided, however, that notwithstanding the foregoing, if the Company intends to file any Prospectus, Prospectus supplement or Prospectus sticker which does not make any material changes in the documents already filed (including, without limitation, any Prospectus under Rule 430A or 424(b)), then the counsel for the Selling
Holders will be afforded such opportunity to review such documents prior to filing consistent with the time constraints involved in filing such document, but in any event no less than one day.



		(d) The Company promptly will notify each Selling Holder of (and in any event within 24 hours of the receipt of) any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered.



		(e) On or prior to the date on which the Registration Statement is declared effective by the Commission, the Company will use all reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling
Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests, and (ii) file documents required to register such Registrable Securities with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.



		(f) The Company will notify each Selling Holder, Selling Holders' counsel and any Underwriter promptly (and in any event within 24 hours) and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration
Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement or a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the purchasers of such Registrable
Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

		(g) The Company will make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Securities
Exchange Act of 1934, as amended (the "Exchange Act") and otherwise complies with Rule 158 under the Securities Act.



		(h) If requested by the managing Underwriter or Underwriters, Selling Holders' counsel, or any Selling Holder, the Company will, unless otherwise advised by counsel, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing Underwriter or Underwriters requests, or Selling Holders' counsel requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Selling Holder to such Underwriter or Underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of the underwritten offering of the Registrable
Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.



		(i) The Company will enter into customary agreements reasonably satisfactory to the Company (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the
Selling Holders may, at their option, require that any or all of the representations, warranties and covenants of the Company or to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).



		(j) The Company will make available to each Selling Holder (and will deliver to their counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection at reasonable times at the Company's offices by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter
(collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.



		(k) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter or Underwriters for the offering or the Selling Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided that the Company shall not be obligated to participate in more than one such offering in any 12-month period.



		(l) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.



		(m) The Company will use all reasonable efforts to obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters, as the Selling
Holders may request.



		The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the National Association of Securities Dealers, Inc. The Company may exclude from such
Registration Statement any Holder who fails to provide such information.



		Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable
Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section
3.1(f) hereof, and, if so directed by the Company, such Selling
Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable
Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to
Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders covered by such Registration
Statement a Prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.



		SECTION 3.2. Registration Expenses. The Company shall pay all reasonable expenses incident to the Company's performance of or compliance with this Agreement including, without limitation:
(i) all registration and filing fees, (ii) the fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation, as appropriate, of the Registrable Securities, (vi) the reasonable fees and disbursements of counsel for the Company and the fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audit or cold comfort letters), (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) the reasonable fees and expenses of one firm of counsel for the Selling Holders. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable
Securities and any of the expenses incurred by Selling Holders which are not payable by the Company, such costs to be borne by the Selling Holder or Selling Holders.





ARTICLE IV.

INDEMNIFICATION AND CONTRIBUTION



		SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its partners, officers, directors, employees and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the "Controlling
Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fees, cost or expense and reasonable costs and expenses of investigating and defending any such claim
(collectively, the "Damages") and any action in respect thereof to which such Selling Holder, its partners, officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary Prospectus, or arises out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder expressly for use therein, and shall reimburse each Selling Holder, its partners, officers, directors, employees and agents, and each such Controlling
Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such Holder failed to send or deliver a copy of the final
Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the Person asserting the claim from which such Damages arise, and (ii) the final prospectus would have corrected such untrue statement or such omission; and provided further, however, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any Prospectus if (x) such untrue statement or omission is corrected in an amendment or supplement to such Prospectus, (y) having previously been furnished by or on behalf of the Company with copies of such Prospectus as so amended or supplemented, and (z) after being notified by the Company pursuant to Section 3.1(f) hereof of the happening of any event which would make any statement in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or misleading, the Holder continues to offer for sale the Registrable Securities pursuant to the Registration Statement or Prospectus which is the subject of such notice, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the Person asserting the claim from which such Damages arise;
provided further, that the Company shall not be liable in any case to the extent that any such Damages arise out of or are based upon an untrue statement or omission in any Prospectus, even if an amended and corrected Prospectus is not furnished to the Holder, but only to the extent that the Holder, after being notified by the Company pursuant to Section 3.1(f) hereof, continues to use such Prospectus and in such case and to the extent of, and with respect to, Damages which arise after the Holder receives the Section 3.1(f) notice. The Company also agrees to indemnify any Underwriters of the Registrable
Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.



		SECTION 4.2. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling
Person or its officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling
Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling Person, or its officers, directors, employees or agents, shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2.



		SECTION 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action;
provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 and except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No
Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying
Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.



		SECTION 4.4. Contribution. If the indemnification provided for in this Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified
Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Selling Holders on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.



		The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.
Notwithstanding the provisions of this Section 4.4, no Selling
Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable
Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No
Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.





ARTICLE V.

MISCELLANEOUS



		SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.



		SECTION 5.2. Rule 144. The Company agrees and will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.



		SECTION 5.3.    Deferral.  Notwithstanding the provisions of
Section 3.1(a), the Company's obligations to file a Registration
Statement, or cause such Registration Statement to become and remain effective, shall be suspended for a period not to exceed
90 consecutive days if there exists at the time material non-public information relating to the Company that, in the reasonable opinion of the Company, should not be disclosed.



		SECTION 5.4. Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by Holders of a majority of the Registrable
Securities; provided, however, that without the consent of all the Holders, no amendment or modification which materially and adversely affects the ability of such Holders to have the offer and sale of securities registered hereunder may be effected. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.



		SECTION 5.5. Successors and Assigns; Third Party Beneficiaries; Entire Agreement. Subject to the provisions of
Section 1.1 with respect to the definition of "Holder," this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and executors, administrators and heirs. Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.



		SECTION 5.6. Separability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.



		SECTION 5.7. Notices. All notices, demands, requests, consents or approvals (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served against written receipt or mailed, registered or certified, return receipt requested, postage prepaid (or by a substantially similar method), or delivered by a reputable overnight courier service with charges prepaid, or transmitted by hand delivery against written receipt, telegram, telex or facsimile, addressed as set forth below, or such other address as such party shall have specified most recently by written notice:



		(i)     If to the Company:



				Champion Parts, Inc.

				2525 22nd Street

				Oak Brook, Illinois 60521

				Attention: President

				Facsimile No.: (312) 443-0336



		with copies (which shall not constitute notice) to:



				Lou Rosen, Esq.

				Lord, Bissell & Brook

				115 South LaSalle Street

				Chicago, Illinois 60603

				Facsimile No.: (312) 443-9336



				Samuel B. Fortenbaugh, III, Esq.

				Morgan, Lewis & Bockius

				101 Park Avenue

				New York, New York 10178

				Facsimile: (212) 309-6273



		(ii) If to the Holder, at the most current address, and with a copy to be sent to each additional address, given by such Holder to the Company in writing, and copies (which should not constitute notice) sent to:



				Martin Nussbaum, Esq.

				Shereff, Friedman, Hoffman & Goodman, LLP

				919 Third Avenue

				New York, NY 10022

				Facsimile No.: (212) 308-4519



Notice shall be deemed given or delivered on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given or delivered on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable overnight courier service.

		SECTION 5.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the state of Illinois, without giving effect to principles of conflicts of law.



		SECTION 5.9. Headings; Construction. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect. Each of the parties has had the benefit of the advice of counsel of their own choice in the negotiating, drafting and execution of this Agreement, and the language in all parts of this Agreement is the product of the efforts of all counsel. Accordingly, neither the entire
Agreement nor any provision in it shall be (a) deemed to have been proposed or drafted by any party, or (b) construed against any party.



		SECTION 5.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.



		SECTION 5.11. Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.



		SECTION 5.12. Remedies. In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.



		SECTION 5.13. Pronouns. Whenever the context may require, any pronouns used herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.



		IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



							CHAMPION PARTS, INC.



							By:

							Name:

							Title:



							RGP HOLDINGS, INC.



							By:

							Name:

							Title: